UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Perceptron, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 27, 2016
47827 Halyard Drive
Plymouth, Michigan 48170-2461
(734) 414-6100
Facsimile: (734) 414-4700

Dear Perceptron Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Perceptron, Inc. (the “Company”) to be held on Thursday, November 10, 2016, at 9:00 a.m. Eastern Time, at 47827 Halyard Drive, Plymouth, Michigan 48170.
The attached notice of the meeting and Proxy Statement describe the items of business to be transacted:

(a)
The election of seven directors,
(b)
A non-binding resolution to approve the compensation of our named executive officers,
(c)
The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2017, and
(d)
Such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors encourages you to read the Proxy Statement carefully. We have also made available a copy of our Annual Report for fiscal year 2016. We encourage you to read the Annual Report, which includes information about our business and products, as well as our audited financial statements.

After the formal business session at the Annual Meeting of Shareholders, there will be a report to the shareholders on the progress of the Company along with a discussion period. I look forward to seeing you at the Annual Meeting and hope you will make plans to attend. Whether or not you plan to attend the meeting, I urge you to sign, date and return the accompanying proxy in the postage-paid envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States.

Sincerely,

W. Richard Marz
Chairman of the Board, President and Chief Executive Officer

NOTICE OF THE 2016 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	9:00 a.m., Eastern Time, on Thursday, November 10, 2016

PLACE	Perceptron, Inc. Corporate Headquarters 47827 Halyard Drive Plymouth, MI 48170-2461

ITEMS OF BUSINESS
1. To elect seven directors to serve until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualified;
2. To approve the compensation of our named executive officers;
3. To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2017; and
4. To transact such other business as may properly come before the meeting or any adjournments thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on September 16, 2016.

MATERIALS TO REVIEW:
We are distributing our proxy materials to our stockholders primarily via the Internet under the “Notice and Access” rules of the Securities and Exchange Commission (“SEC”). This approach saves printing and mailing costs and reduces the environmental impact of our Annual Meeting, while providing a convenient way to access the materials and vote. On September 29, 2016, we commenced mailing a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on September 16, 2016, containing instructions about how to access our proxy materials and vote online.

PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. If you hold your shares beneficially in street name with a broker, you should have received a vote instruction form from your bank or broker and you should follow the instructions given by that institution. If you are a shareholder of record you can vote your shares by telephone, Internet, written proxy or attending the annual meeting as described in more detail in this Proxy Statement. All shareholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or request a printed copy may be found in the notice. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

A certified list of shareholders entitled to vote at the meeting will be available for examination by any shareholder during the meeting at the corporate offices at 47827 Halyard Drive, Plymouth, Michigan 48170-2461.
A copy of the 2016 Annual Report for the fiscal year ended June 30, 2016 and Proxy Statement accompanies this notice.

By the Order of the Board of Directors

Thomas S. Vaughn
Secretary
September 27, 2016

The vote of every shareholder is important, and your cooperation in promptly voting by returning your marked, dated and signed proxy is greatly appreciated. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. Your proxy will, however, help to assure a quorum and to avoid added proxy solicitation costs.

PERCEPTRON, INC.
2016 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

PROXY STATEMENT
_____________________________
PERCEPTRON, INC.
2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 9:00 A.M. ON NOVEMBER 10, 2016
_____________________________
INTRODUCTION
This Proxy Statement and the accompanying Notice of the 2016 Annual Meeting of Shareholders, 2016 Annual Report and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Perceptron, Inc., a Michigan corporation (the “Company”, “we”, “us”, “our”). The proxies are being solicited for use at the 2016 Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Company’s corporate offices on Thursday, November 10, 2016, at 9:00 a.m., Eastern Time, and at any adjournment of that meeting. The Company’s corporate offices are located at 47827 Halyard Drive, Plymouth, Michigan 48170-2461, and the Company’s telephone number is (734) 414-6100. The Company expects that this Proxy Statement and the accompanying materials will be first sent or given to shareholders on or about September 30, 2016.
Only shareholders of record of the Company’s Common Stock, $0.01 par value (the “Common Stock”) at the close of business on September 16, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 9,371,063 shares of Common Stock outstanding and entitled to vote. The Company has no other class of stock outstanding. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. See “Share Ownership of Management and Certain Shareholders” for a description of the beneficial ownership of the Common Stock.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 10, 2016.
●
The Notice of the 2016 Annual Meeting of Shareholders, Proxy Statement and our 2016 Annual Report are available at http://www.proxyvote.com. The Notice of the 2016 Annual Meeting of Shareholders, Proxy Statement, our 2016 Annual Report and form of proxy have been made available to you on the Internet, or upon your request, has delivered printed versions of these materials to you by mail, on or about September 30, 2016. If you requested printed versions by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.
Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to shareholder. Accordingly, the Company is sending the Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.
Directors, officers and other employees of the Company may solicit, without additional compensation, proxies by any appropriate means, including personal interview, mail, telephone, courier service and facsimile transmissions. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Common Stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of the 2016 Annual Meeting of Shareholders, the Proxy Statement, the 2016 Annual Report and the accompanying proxy card, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company. Only one Notice of the 2016 Annual Meeting of Shareholders, Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request from a shareholder who shares an address with another shareholder, the Company shall deliver a separate copy of the Notice of the 2016 Annual Meeting of Shareholders, Proxy Statement and 2016 Annual Report or Notice of Internet Availability of Proxy Materials. Shareholders can call or write the Company for a separate notice, annual report or proxy statement for the 2016 Annual Meeting or for a future meeting of shareholders at (734) 414-6100 or 47827 Halyard Drive, Plymouth, MI 48170-2461. Similarly, those shareholders who share an address and wish to receive only one copy of the notice, annual report or proxy statement when they are receiving multiple copies can also call or write the Company at the number and address given above.

Shares may be voted by record holders in four separate ways as follows: (i) by Internet, going to the voting site www.proxyvote.com and following the instructions outlined on the secured website using certain information provided on the Notice of Internet Availability of Proxy Materials, or if you requested printed proxy materials, by following the instructions provided on your proxy card or vote instruction form, (ii) by telephone, following the instructions on your proxy card, (iii) by completing and mailing the written proxy if you received your proxy by mail, or (vi) by ballot at the Annual Meeting. Shares represented by a duly executed proxy, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder thereon if the proxy is received by the Company before the close of business on November 9, 2016. Shares represented by a proxy received after this time will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before the vote of shareholders is taken. IF NO INSTRUCTIONS ARE PROVIDED ON A PROXY RETURNED BY THE SHAREHOLDER, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DESCRIBED IN THIS PROXY STATEMENT. A proxy also gives Messrs. W. Richard Marz and David L. Watza discretionary authority, to the extent permitted by law, to vote all shares of Common Stock represented by the proxy on any other matter that is properly presented for action at the meeting, including the election of any person to the Board where a nominee named in this Proxy Statement is unable to serve or, for good cause, will not serve; however, the Board does not intend to present any other matters at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Assistant Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) voting again by telephone or Internet since only your last vote will be counted, (iii) duly executing a subsequent proxy relating to the same shares and delivering it to the Assistant Secretary of the Company at the Company’s corporate offices at or before the Annual Meeting, or (iv) attending the Annual Meeting and voting in person, if the shareholder is a shareholder of record (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
If a shareholder owns shares through a bank or brokerage firm in street name, the shareholder’s bank or brokerage firm is required to vote the shares according to the shareholder’s instructions. In order to vote the shares, a shareholder will need to follow the directions that the bank or brokerage firm provides. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by the bank or brokerage firm on its vote instruction form. Under the rules of The New York Stock Exchange (“NYSE”), if a shareholder does not give instructions to a brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” matters that are deemed by the NYSE to be routine (e.g., the ratification of the appointment of independent auditors), but it will not be allowed to vote shares with respect to certain “non-discretionary” items. If a shareholder does not provide voting instructions to a broker with respect to non-discretionary items such as the election of directors or the advisory vote on executive compensation, the shares will not be voted for any such proposal. In such case, the shares will be treated as “broker non-votes.” The ratification of the Company’s independent auditors is considered a routine matter, so a bank or broker will have discretionary authority to vote such shares held in street name on that proposal. A broker non-vote may also occur if a broker fails to vote shares for any reason.
Abstentions, broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters from the beneficial owner) and withheld votes with respect to the election of directors, are counted only for purposes of determining whether a quorum is present at the 2016 Annual Meeting. Broker non-votes and withheld votes will be excluded entirely from the vote on the election of directors and will, therefore, have no effect on the election. Directors are elected by a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected. The advisory vote on executive compensation and the ratification of the Company’s independent auditors require a majority of the votes cast on the matters. For purposes of determining the number of votes casted with respect to the advisory vote on executive compensation and the ratification of the Company’s independent auditors, only those cast “for” or “against” are included; abstentions and broker non-votes are not counted for this purpose.

MATTERS TO COME BEFORE THE MEETING
PROPOSAL 1— ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES
At the Annual Meeting, Shareholders will be asked to elect a Board of seven directors to hold office, in accordance with the Bylaws of the Company, until the 2017 annual meeting and until the election and qualification of their successors, or until their resignation or removal. The shares represented by properly executed proxies will be voted in accordance with the specifications made therein. PROXIES WILL BE VOTED “FOR” THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD. If a nominee is unable to serve or, for good cause, will not serve, the proxy confers discretionary authority to vote with respect to the election of any person to the Board. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected to the Board. Shares may not be voted cumulatively for the election of directors.
The nominees named below have been selected by the Board of the Company. Each of the nominees is currently a director of the Company. The following table sets forth information regarding the nominees for election to the Company’s Board. In addition, a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of the nominees and each of the continuing members of the Board should serve as a director follows the biographical information of each nominee below. Messrs. Bryant, Ratigan and Taylor were appointed to the Board and are being nominated pursuant to the Standstill Agreement dated August 9, 2016 between the Company, Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors Inc. and Harbert Management Corporation and the Voting Agreement dated August 9, 2016 between the Company, Moab Partners, L.P. and Moab Capital Partners, LLC.

Name and Age	Position, Principal Occupations and Other Directorships
W. Richard Marz, 72
Director since 2000, Chairman of the Board since January 2008, and President and Chief Executive Officer since January 2016. Mr. Marz has been President of MMW Group, a private technology consulting group he founded, since 2006. From August 2005 to August 2006, he was a technical consultant to LSI Corporation (“LSI”), and prior to that time he was Executive Vice President, Worldwide Strategic Marketing (December 2003 to August 2005), Executive Vice President, Communications and ASIC Technology (July 2001 to December 2003) and Executive Vice President, Geographic Markets (May 1996 to July 2001) of LSI. LSI is a semiconductor manufacturer. Mr. Marz served as a director of one other public company, Lattice Semiconductor, Inc., during the past five years.
Mr. Marz brings to the Company extensive sales, marketing and design engineering experience in semiconductor and related industries. For nearly 30 years, Mr. Marz managed field sales, field applications engineering and corporate marketing activities in two multi-billion dollar, global, semiconductor companies. Mr. Marz also brings significant governance experience to the Company by way of his service on the boards of directors of various public and private companies and leadership experience gained through his experience as the Company’s President and Chief Executive Officer and as an executive in industry.

John F. Bryant, 32
Director since August 2016. Mr. Bryant has been a Director and Co-Portfolio Manager of the Harbert Discovery Fund GP, LLC, an investment management firm that serves as the General Partner of Harbert Discovery Fund, LP, since 2014.  Prior to joining Harbert, from 2007 until 2012, Mr. Bryant served as Vice President of BlackRock, Inc., a multinational investment corporation, where he focused on developing, seeding, and launching new proprietary investment funds.
Mr. Bryant’s brings extensive financial capital market and investment management experience to the Board.

Name and Age	Position, Pricipal Occupations and Other Directorships
C. Richard Neely, Jr., 62
Director since 2014. Mr. Neely has been Senior Vice President and Chief Financial Officer at Intermolecular, Inc., an intellectual property development and services company, since October 2013. From August 2012 to June 2013, Mr. Neely was Executive Vice President and Chief Financial Officer at Tessera Technologies Inc., a company that develops, invests in, licenses and delivers innovative miniaturization technologies and products for next-generation electronic devices. Mr. Neely served as Chief Financial Officer and Vice President of Supply Chain at Livescribe, Inc. from February 2011 to August 2012 and Senior Vice President and Chief Financial Officer at Monolithic Power Systems, Inc. from 2005 to January 2011. Mr. Neely served as a director of one other public company, Aviza Technology, Inc., during the past five years.
Mr. Neely’s extensive financial and executive management experience and financial expertise provide important insight to the Board.

Robert S. Oswald, 75
Director since 1996. Mr. Oswald has been Chief Executive Officer and a director of Paice, LLC, which is in the business of developing hybrid electric power train technology, since March 2006. Mr. Oswald was Chairman, Bendix Commercial Vehicle Systems, LLC, a manufacturer of air brakes and other safety systems, from October 2003 to December 2009 and served as Chairman and Chief Executive Officer from March 2002 to September 2003. Mr. Oswald was Chairman, President and Chief Executive Officer of Robert Bosch Corporation, a manufacturer of automotive components and systems, and a member of the Board of Management of Robert Bosch, GmbH from July 1996 to December 2000.
Mr. Oswald brings a deep understanding of the automotive and commercial products industries from his many years serving in senior leadership roles at automotive and commercial product companies, as well as technical expertise from his engineering education and various operational positions throughout his career.

James A. Ratigan, 68
Director since August 2016. Mr. Ratigan has served as an Adjunct Professor of Business Administration at Delaware Valley University since 2015.  Prior to that, he served as Chief Financial Officer of Nitric BioTherapeutics, Inc., a privately held specialty pharmaceutical, drug delivery systems and biotechnology company, from 2005 to 2014.  From August 2003 to April 2006, Mr. Ratigan was an independent consultant providing consultative services to two specialty pharmaceutical companies, a biotechnology company and a private equity firm.  Mr. Ratigan was Executive Vice President, Chief Financial Officer and Secretary of Orapharma, Inc. from June 1997 to August 2003, a publicly-held specialty pharmaceutical company that was acquired by Johnson and Johnson, Inc.  Mr. Ratigan was a director of Perceptron from 1989 to 1996 and from 2003 to 2013. He served as Perceptron’s Chief Operating Officer from May 1994 to April 1996 and Chief Financial Officer from December 1993 to June 1996. Mr. Ratigan holds a B.S. in Accounting and Finance from LaSalle University.
Mr. Ratigan’s historical knowledge of the Company and its operations, including his previous experience serving on the Company’s Board, his extensive financial and executive management experience and financial expertise, provide important insight to the Board.

Terryll R. Smith, 66
Director since 1996. Mr. Smith has been President and Chief Executive Officer of Water Security Corp., an early stage technology start-up focused on drinking water applications, since January 2007. He was President and Chief Executive Officer of Novation Environmental Technologies Inc., a water purification company, from January 2000 to January 2007. From 1998 to 1999, Mr. Smith was President and Chief Executive Officer of picoNetworks, an integrated circuits and software services company. From 1989 to 1998, Mr. Smith held various senior sales and marketing positions including Group Vice President, Sales and Marketing, Group Vice President, Applications Solutions Products and Vice President, International Sales and Marketing with Advanced Micro Devices, Inc., a manufacturer of integrated circuits.
Mr. Smith brings considerable sales and marketing experience to the Board including extensive experience in international markets.

William C. Taylor, 65
Director since August 2016. Mr. Taylor has served as President of the Economic Development Partnership of Alabama (the “EDPA”), a private, statewide organization that works to attract and retain business and industry and address other critical issues affecting economic development such as workforce development, since 2009.  Prior to joining the EDPA, Mr. Taylor worked for Mercedes-Benz U.S. International, Inc., where he served as President and CEO from 1999 to 2009 and Vice President Operations from 1993 to 1999.  Prior to joining Mercedes-Benz, Mr. Taylor served as the Vice President Manufacturing of Toyota Motor Manufacturing Canada from 1987 to 1993 and held various roles with Ford Motor Company Canada from 1969 to 1987.
Mr. Taylor’s automotive background, knowledge of global operations and executive management bring important expertise to the Board.

Director Compensation for Fiscal 2016
The following table provides information as to compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended June 30, 2016 (“fiscal 2016”) by the members of our Board of Directors, other than Mr. Marz, whose compensation is described under “Compensation of Executive Officers.” All payments to members of the Board of Directors set forth in the table are made pursuant to the standard director compensation arrangements described under “Standard Director Compensation Arrangements.”
DIRECTOR COMPENSATION FOR FISCAL 2016
Name	Fees Earned or Paid in Cash ($)(1)	Stock Options ($) (2)(3)	Total ($)
Kenneth R. Dabrowski(4)	44,500	29,843	74,343
Philip J. DeCocco(4)	48,250	29,843	78,093
C. Richard Neely, Jr.	46,000	29,843	75,843
Robert S. Oswald	46,000	29,843	75,843
Terryll R. Smith	44,500	29,843	74,343

 (1)
On March 3, 2016, as part of the announced financial improvement plan, the Board of Directors suspended payment of retainer and meeting fees payable to the non-management directors from March 2, 2016 through December 1, 2016.
(2)
Represents the full grant date fair value associated with stock option awards awarded prior to the end of fiscal 2016 calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the stock option award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016. See “Standard Director Compensation Arrangements” below for a description of these stock option awards.
(3)
At June 30, 2016, the members of our Board of Directors, other than Mr. Marz, held the following aggregate number of stock options and restricted stock awards:
Name	Stock Options	Stock Awards
Kenneth R. Dabrowski(1)	41,570	2,369
Philip J. DeCocco(1)	49,570	2,369
C. Richard Neely, Jr.	17,570	2,369
Robert S. Oswald	49,570	2,369
Terryll R. Smith	33,570	2,369

(4)
On August 9, 2016 Messrs. Dabrowski and DeCocco resigned from the Board of Directors. The Management Development Committee accelerated the vesting of 2,000 stock options and 1,579 stock awards held by each of Messrs. Dabrowski and DeCocco at the time of their resignation.

Standard Director Compensation Arrangements
Our standard compensation arrangements for our Board of Directors who are not our employees (the “Eligible Directors”) include the following retainers:
Type of Compensation	Director	Non-Executive Board Chair
Board Annual Retainer	$45,000	$100,000
Committee Chair Annual Retainers:
Audit and Management Development	$8,000	-
Nominating	$5,000	-
Committee Members Annual Retainers Per Committee	$3,000	-

In November 2015, the Board increased the non-executive Chairman’s annual retainer to $150,000, but reduced it back to the historic level of $100,000 in March 2016 as part of the financial improvement plan. Mr. Marz will continue to receive the Chairman’s annual retainer while he serves as interim President and Chief Executive Officer. The annual cash retainers identified above are typically paid quarterly on September 1, December 1, March 1 and June 1. All Eligible Directors, other than a non-executive Board Chair, also receive $1,250 for each Board meeting attended. On March 3, 2016, as part of the announced financial improvement plan, the Board of Directors suspended payment of retainer and meeting fees payable to the non-management directors from March 2, 2016 through December 1, 2016.  Following the Annual Meeting of Shareholders on November 10, 2016, the Board will consider whether to reinstate payment of retainer and meeting fees for the non-management directors for periods after December 1, 2016.  Directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings.
Eligible Directors are also eligible to participate in the First Amended and Restated 2004 Stock Incentive Plan (“2004 Stock Plan”), which replaced the Directors Stock Option Plan. The Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) or, if there is no such committee or similar committee, the Board, administers the 2004 Stock Plan. Unless otherwise specified in the 2004 Stock Plan, the Management Development Committee has the power to select the recipients of awards under the 2004 Stock Plan, including Eligible Directors, and has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant. The 2004 Stock Plan permits grants to Eligible Directors of non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance share awards, including cash, and deferred stock units at any time prior to August 27, 2023. Except for a single incentive stock option grant of 10,000 options, the Management Development Committee has only awarded non-qualified stock options and restricted stock grants under the 2004 Stock Plan.
The exercise price for a non-qualified stock option will be not less than 100% of the fair market value of Common Stock on the date of grant. Fair market value means, for purposes of determining the value of Common Stock on the grant date, the closing sale price of the Common Stock on The NASDAQ Stock Market’s Global Market (“NASDAQ Global Market”) on the grant date. Such options have typically vested one fourth or one third on each of the first four or three, respectively, anniversaries of the date of grant. During fiscal 2016, all Eligible Directors received a grant of 9,570 stock options at an exercise price equal to the fair market value of the Company’s Common Stock as of December 1, 2015. During fiscal 2017, in conjunction with their appointment as members of the Board, Messrs. Bryant, Ratigan and Taylor each received a grant of 8,000 stock options at an exercise price equal to the fair market value of the Company’s Common Stock as of September 1, 2016. Such options generally will vest one-third on each of the first three anniversaries of the grant date and become immediately exercisable in the event that the Eligible Director is re-nominated for election to the Board, but is not re-elected or, following a Change in Control, the Eligible Director’s service on the Board is terminated by the Company, he is not re-nominated by the Company to serve on the Board, or voluntarily resigns from the Board at the request of the Company. All options granted under the 2004 Stock Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated due to the termination of the Eligible Director’s service as a director of the Company.
During fiscal 2016, no Eligible Directors received a restricted stock award under the 2004 Stock Plan. In the event of a failure of the Eligible Director to be reelected to the Board after being re-nominated for election by the Board, or following a Change in Control of the Company, a termination by the Company of the Eligible Director’s membership on the Board, or failure to re-nominate the Eligible Director for election to the Board, or voluntary resignation by the Eligible Director from the Board at the request of the Board, the shares of restricted stock that an Eligible Director holds shall become fully vested and non-forfeitable and all restrictions shall lapse.

The exercisability of options and the vesting of restricted stock awards under the 2004 Stock Plan is accelerated in the event of the occurrence of certain changes in control of the Company. See “Compensation of Executive Officers Potential Payments Upon Termination or Change in Control.”
The 2004 Stock Plan also permits Eligible Directors to purchase shares of Common Stock through the 2004 Stock Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company (“Directors Stock Purchase Rights Option”). By December 31 of each year, a director must make his or her election to purchase shares of Common Stock in exchange for all or a portion of a director’s fees payable from December 1 of that year to November 30 of the next year. No Eligible Director made an election under the Directors Stock Purchase Rights Option in fiscal 2016.
Directors’ fees are typically payable in cash on September 1, December 1, March 1 and June 1 of each year. On each of these dates, we determine the number of shares of Common Stock each Eligible Director who has elected to participate in the Directors Stock Purchase Rights Option has earned on that date. This determination is made by dividing all director’s fees payable on each of those dates that the Eligible Director has elected to exchange for Common Stock, by the fair market value of the Common Stock on that date. Any portion of the director’s fees payable on each of those dates that the Eligible Director has not elected to receive in Common Stock will be paid to the Eligible Director in cash. The fair market value of the Common Stock will be determined by using the closing price of the Common Stock on the NASDAQ Global Market on the grant date (the first day of the month in which the quarterly payment date for directors’ fees falls). We will issue share certificates for all shares of Common Stock purchased in a calendar year by December 15th of such year unless an Eligible Director requests to receive his or her share certificate at any time during the year by sending written notice to the Company.

CORPORATE GOVERNANCE
Board Leadership Structure and Board and Committee Information
The Company’s Board consists of six independent directors and one management director, Mr. Marz. The Board is responsible for direction of the overall affairs of the Company. The Board has established three standing committees, being 1) the Audit Committee, 2) the Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) and 3) the Nominating and Corporate Governance Committee (the “Nominating Committee”), as further detailed below. Each of the committees is comprised solely of independent directors and each committee has a different chair. The Company believes that it is beneficial to have a non-executive Chairman who is responsible for leading the Board, however, in connection with the departure of our prior President and Chief Executive Officer on January 26, 2016, our Chairman agreed to become our interim President and Chief Executive Officer until the Board appoints a new President and Chief Executive Officer. As a result, during this interim period, the Company does not have a non-executive Chairman. The Board determined not to appoint a lead independent director during the interim period because it was expected that Mr. Marz would resume his role as non-executive Chairman following the appointment of a new President and Chief Executive Officer. The Company also believes that a predominantly independent Board, mixed with the experience of its management director, constitutes a leadership structure that is most appropriate for the Company and its shareholders at this time because it supports strategy development and execution and facilitates information flow between senior management and the Board. The Board retains the authority to modify this structure to best address the Company’s unique circumstances as and when appropriate.
Our directors are elected to serve until their successors are elected. The Board, and each committee thereof, meets formally from time to time and also takes action by consent resolutions. During the fiscal year ended June 30, 2016, the Board met a total of thirteen times. All of the current directors who are standing for re-election attended at least 75% of the total meetings of the Board, and of any committee on which they served, held during the period in fiscal 2016 in which they served as directors or members of any such committees. Our policy is that each director is strongly encouraged to attend the Annual Meeting of Shareholders if reasonably possible. All of the directors attended the 2015 Annual Meeting of Shareholders in person.
Chairman. Mr. Marz has been elected by the directors to serve as Chairman of the Board. The Chairman provides leadership to enhance the Board’s effectiveness, presides over meetings of the directors, and serves as liaison between the Board and management. The Chairman is responsible for determining when to hold executive sessions held by the independent directors.

The Board has delegated certain authority to an Audit Committee, a Management Development Committee and a Nominating Committee to assist it in executing its duties. The Board has adopted charters for each of these Committees. The charters are available on our website at www.perceptron.com. The Board determined that all of the directors, other than Mr. Marz, are “independent directors” as defined in Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. (“NASDAQ”).
The composition and principal functions of each Committee are as follows:
Audit Committee. The Audit Committee is comprised of three outside members of the Board. Members of the Audit Committee prior to August 9, 2016 were: Messrs. Neely, who serves as Chairman, Dabrowski and Oswald. Subsequent to August 9, 2016, the members of the Audit Committee are: Messrs. Neely, who serves as Chairman, Oswald and Ratigan. The Board determined that all of the members of the Audit Committee are independent as required by the rules of the Securities and Exchange Commission (“SEC”) and NASDAQ listing standards for audit committee members. In addition, the Board determined that both Messrs. Neely and Ratigan qualified as an “audit committee financial expert” as defined by applicable SEC rules and that each of the Audit Committee members satisfies all other qualifications for Audit Committee members set forth in the applicable NASDAQ rules. The Audit Committee held eight meetings in fiscal 2016.
On November 3, 2014 the Board approved and adopted the Audit Committee’s revised charter. The Audit Committee’s primary responsibilities include the following:
(i)
oversee the Company’s financial reporting process on behalf of the Board;
(ii)
review, appoint, compensate, retain and oversee the accounting firm to be appointed as the Company’s independent registered public accounting firm;
(iii)
review in advance the nature and extent of all services provided to the Company by its independent registered public accounting firm;
(iv)
review the independence of the Company’s independent registered public accounting firm;
(v)
review the scope, purpose and procedures of the audit;
(vi)
review the Company’s annual earnings press release, the audited financial statements and the proposed footnotes to be included in the Company’s Annual Report on Form 10-K with management and the auditors;
(vii)
report annually to the Board whether the Audit Committee recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC;
(viii)
review with such auditors its experience, findings and recommendations upon completion of the audit and receive from the auditors their required communications under generally accepted auditing standards;
(ix)
review the Company’s quarterly earnings releases and financial statements with management and the auditors;
(x)
review the Company’s Quarterly Reports on Form 10-Q for filing with the SEC;
(xi)
review the Company’s proxy statement when authority is delegated by the Board;
(xii)
review the adequacy of the Company’s internal accounting procedures and financial controls and management’s report on internal control over financial reporting required by applicable SEC rules;
(xiii)
oversee compliance by the Company with legal and regulatory requirements;
(xiv)
establish procedures for receipt, retention and handling of complaints and concerns regarding financial matters;
(xv)
act as the Qualified Legal Compliance Committee;
(xvi)
review and approve any related party transactions;
(xvii)
monitor the Company’s risk management activities; and
(xviii)
review and reassess annually the adequacy of the Audit Committee’s charter and performance.

Management Development, Compensation and Stock Option Committee. The Management Development Committee is comprised of three outside members of the Board. Members of the Management Development, Committee prior to August 9, 2016 were: Messrs. DeCocco, who served as Chairman until his resignation on August 9, 2016, Dabrowski and Smith. Subsequent to August 9, 2016, members of the Management Development, Compensation and Stock Option Committee are: Messrs. Smith, who serves as Chairman, Neely and Taylor. The Board determined that all members of the Management Development Committee are independent as required by the NASDAQ listing standards for compensation committees responsible for determining compensation of executive officers. The committee held nine meetings in fiscal 2016.

On November 11, 2014, the Board approved and adopted the Management Development Committee’s revised charter. The Management Development Committee’s primary responsibilities include the following:
(i)
review the Company’s compensation programs and policies;
(ii)
establish and administer the compensation programs and policies for the Company’s CEO and other officers and key employees under its purview;
(iii)
administer the Company’s stock-based compensation plans;
(iv)
review and recommend compensation for service on the Board;
(v)
provide a compensation committee report for inclusion in the Company’s proxy statement;
(vi)
monitor the Company’s succession planning; and
(vii)
review and reassess annually the adequacy of the Management Development Committee’s charter and performance.

Six employees are currently under the purview of the Management Development Committee, including all of the executive officers named in the Summary Compensation Table included herein. Mr. Marz participates in meetings of the Management Development Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview. The Management Development Committee reviews and approves the compensation of employees under its purview other than Mr. Marz. The Management Development Committee separately determines the compensation of Mr. Marz in executive session. Pursuant to its charter, the Management Development Committee is authorized to retain its own compensation consultants and outside legal, accounting, and other advisers at the Company’s expense. Such consultants and advisers report directly to the Management Development Committee and the Committee has the sole authority to hire and fire any compensation consultants or advisers. The Management Development Committee does not delegate its authority to such consultants or advisers. In fiscal 2016, the Management Development Committee engaged the services of Rahmberg, Stover and Associates, LLC (“Rahmberg”), a compensation consulting firm, and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data, developing its short and long term executive incentive plans and other aspects of administering the Company’s executive compensation program and equity compensation programs. Rahmberg serves at the discretion of the Management Development Committee.
Nominating and Corporate Governance Committee. The Nominating Committee is comprised of three outside members of the Board. Members of the Nominating Committee prior to August 9, 2016 were: Messrs. Oswald, who serves as the Chairman, DeCocco and Smith. Subsequent to August 9, 2016, members of the Nominating Committee are: Messrs. Oswald, who serves as the Chairman, Bryant and Smith The Board determined that all members of the Nominating Committee are independent as required by the NASDAQ listing standards for nominating committee members. The committee held four meetings in fiscal 2016.
On November 12, 2007, the Board approved and adopted the Nominating Committee’s revised charter. The Nominating Committee’s primary responsibilities include the following:
(i)
establish criteria for the selection of new Board members;
(ii)
conduct searches and interviews for individuals qualified to become Board members;
(iii)
make recommendations to the Board regarding director nominees to stand for election as directors at each annual meeting of shareholders or to fill vacancies on the Board;
(iv)
recommend to the Board the directors to serve on the standing committees of the Board and the structure and functions of such committees;
(v)
develop policies and procedures for Board consideration of shareholder recommendations of Board nominees and handling of shareholder proposals;
(vi)
develop a process for shareholders to communicate with the Board;
(vii)
advise the Board on corporate governance matters, including development, review and assessment of corporate governance principles;
(viii)
oversee the Board and committee self-evaluation process;
(ix)
evaluate independence of each Board member; and
(x)
review and reassess annually the adequacy of the Nominating Committee’s charter and performance.

The Nominating Committee may use various methods to identify director candidates, including recommendations from existing Board members, management, shareholders, professionals and other sources outside the Company, which could include third-party search firms. The Nominating Committee will evaluate and screen the list of potential nominees and narrow the list to individuals they believe best satisfy the needs of the Company. The Nominating Committee will conduct interviews and gather additional information concerning the individuals, as they deem appropriate. Based on the foregoing, the Nominating Committee will recommend to the Board the number of members of the Board to be elected at the next annual meeting of shareholders of the Company and the persons to be nominated for election to the Board. Director candidates need not possess any specific minimum qualifications. Rather, a candidate’s suitability for nomination and election to the Board will be evaluated in light of the portfolio of skills, experience, perspective and background required for the effective functioning of the Board. While the Company does not have a formal written diversity policy, the Nominating Committee considers diversity of director nominees in terms of background, experience, skill set and expertise in matters relating to the Company’s business in an effort to promote balanced deliberation and consideration of matters presented to the Board. Among the desired qualities that the Nominating Committee will consider are: (i) high ethical character; (ii) practical intelligence and judgment, an inquiring mind and a good range of problem solving skills; (iii) independence; (iv) ability to work in a collaborative culture; (v) high-level leadership experience and personal achievement; (vi) sufficient personal commitment and time to devote to responsibilities as a director; and (vii) capacity and desire to represent the balanced best interests of the shareholders as a whole. In addition, while not a requirement, the Nominating Committee will take into consideration a director’s age after he or she reaches 75 and tenure of any director who has served on the Board for more than ten years.

The Nominating Committee will consider candidates recommended by shareholders using the same procedures and standards utilized for evaluating candidates recommended by other sources except that the Nominating Committee will not consider a director nominee proposed by a shareholder if (i) the shareholder does not submit the required information timely; (ii) the shareholder or group of shareholders proposing the director nominee do not beneficially own, in the aggregate, more than 5% of the Common Stock, with the Common Stock used to satisfy this requirement owned for at least one year prior to the date of the recommendation, or (iii) the shareholder proposes as the nominee himself or herself, or an affiliate or affiliated party. See “Shareholder Proposals and Nominees for 2017 Annual Meeting – Shareholder Nominees” for a description of the procedures to be used by shareholders to submit recommendations of possible director nominees to the Nominating Committee.
Board Role in Risk Oversight
The Company’s management team is responsible for identifying and monitoring the material risks facing the Company, while the Board is responsible for oversight of management’s efforts with respect to risk, which oversight occurs at both the Board and the committee level. For example, the Audit Committee focuses on financial and accounting exposures and compliance; the Management Development Committee monitors risks arising from compensation policies and practices; and the Nominating Committee oversees risks associated with the Company’s fiduciary responsibilities, which include board membership, board structure and corporate governance. Management provides regular updates throughout the year regarding the management of the risks they oversee.
The Company’s risk structure allows the Company’s independent directors to exercise effective oversight of the actions of management, led by Mr. Marz as Chairman of the Board, President and Chief Executive Officer, in identifying the risks and implementing effective risk management policies and controls.
Shareholder Communications with the Board of Directors
Shareholders desiring to communicate with the Board or any individual director may send communications to the Board in writing by mail addressed to the Board of Directors or an individual director, c/o Assistant Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170-2461 or by e-mail addressed to boardofdirectors@perceptron.com.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to the Company’s directors, executive officers and other employees. The Code of Ethics is available on our website at www.perceptron.com. Shareholders may also obtain a written copy of the Code of Ethics, without charge, by sending a written request to the Investor Relations Department, Perceptron, Inc., 47827 Halyard Drive, Plymouth, Michigan 48170-2461. We will disclose any amendments to, or waivers from, the provisions of the Code of Ethics applicable to the directors or executive officers on the Company’s website.

Certain information relating to corporate governance matters can be viewed at www.perceptron.com, free of charge, including our (i) charters for the Audit Committee, Management Development Committee and Nominating Committee and (ii) Code of Ethics. We intend to post additional information on this website from time to time as the Board adopts or revises policies and procedures. The information found on our website is not part of this or any report we file with, or furnish to, the SEC.
Audit Committee Report
In accordance with its revised charter, which was approved and adopted by the Board on November 3, 2014, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the accounting policies, internal controls and financial reports of the Company. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Board, the Company’s independent registered public accounting firm and the financial management of the Company.
The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. The Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.
The Audit Committee received from the independent registered public accounting firm and reviewed a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the PCAOB, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements, their evaluation of the Company’s internal controls over financial reporting, and the overall quality of the Company’s accounting and financial reporting.
The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of the Company as of and for the fiscal year ended June 30, 2016, including the quality of accounting principles and significant judgments affecting the financial statements and the results of BDO’s independent audit described above.
The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent registered public accounting firm.
Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm and in light of its role and responsibilities, the Audit Committee recommended to the Board that the Company’s audited financial statements as of and for the fiscal year ended June 30, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 for filing with the Securities and Exchange Commission. Further, the Audit Committee approved the engagement of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2017.

AUDIT COMMITTEE:	C. Richard Neely, Jr.
Robert S. Oswald
James A. Ratigan

Management Development, Compensation and Stock Option Committee Interlocks and Insider Participation
During fiscal 2016, the Management Development Committee consisted of Messrs. DeCocco, Dabrowski and Smith. During fiscal 2016, no member of the Management Development Committee served as an officer or employee of the Company or any of its subsidiaries nor had any member of the Management Development Committee formerly served as an officer of the Company or any of its subsidiaries. See “Proposal 1 – Election of Directors.” During fiscal 2016, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served either on our Board or on our Management Development Committee.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, provides shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. This advisory vote is commonly known as “Say-on-Pay.” Accordingly, the Board is asking our shareholders to indicate their support for the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.
At the 2013 Annual Meeting of Shareholders, our shareholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executive officers.
This proposal is not intended to address the specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s executive compensation program and practices. Please read the “Compensation of Executive Officers,” together with the related compensation tables and narrative disclosure, below, for a detailed explanation of the Company’s executive compensation program and practices.
The Board is asking our shareholders to vote “FOR” the following non-binding resolution:
“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure, in the Proxy Statement is hereby approved on an advisory basis.”
Required Vote
The approval of this proposal requires the affirmative vote of a majority of the votes cast on the matter. As an advisory vote, the result will not be binding on the Board; however, the Management Development Committee, which is comprised solely of independent directors, will consider the outcome of the vote when evaluating the effectiveness of the Company’s compensation policies and practices.

PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS UNLESS OTHERWISE INDICATED ON THE PROXY.

PROPOSAL 3 — RATIFICATION OF COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3
As provided in its charter, the Audit Committee selects our independent registered public accounting firm, reviews the scope of the annual audit and approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of BDO USA, LLP (“BDO”) and has selected them as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended June 30, 2017. BDO has served as our independent registered public accounting firm since January 7, 2013. You are requested to ratify the Audit Committee’s appointment of BDO. Representatives of BDO are expected to be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders present at the meeting.
A majority of the votes cast at the Annual Meeting is required for ratification. However, by NASDAQ and SEC rules, selection of the Company’s independent registered public accounting firm is the direct responsibility of the Audit Committee. Therefore, if shareholders fail to ratify the selection, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments. Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.
Additional information regarding the Company’s independent registered public accounting firm can be found under “Independent Registered Public Accounting Firm”.
Required Vote
Ratification of the Company’s independent auditors requires a majority of the votes cast on the matter.
PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS UNLESS OTHERWISE INDICATED ON THE PROXY.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

Principal Shareholders
The following table sets forth information with respect to beneficial ownership of the Common Stock by each person known by us to be the beneficial owner of more than five percent of our outstanding Common Stock. The number of shares reported is as of the dates indicated in the footnotes below. The percentage of class is based on 9,371,063 shares of Common Stock outstanding on September 16, 2016. The information has been furnished by each such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Ariel Investments, LLC 200 E. Randolph Dr., Suite 2900 Chicago, IL 60601	1,628,189(2)	17.37
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	890,726(3)	9.51
Moab Capital Partners, LLC, Moab Partners, L.P. and Michael R. Rothenberg 15 East 62nd Street New York, NY 10065	844,898(4)	9.01
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	664,552(5)	7.09
Harbert Discovery Fund, LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc., Harbert Management Corporation, Jack Bryant, Kenan Lucas and Raymond Harbert 2100 Third Avenue North, Suite 600 Birmingham, AL 35203	504,100(6)	5.38
Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation 800 Third Avenue New York, New York 10022	499,200(7)	5.33

(1)
Unless otherwise indicated below, each shareholder listed has sole voting and sole investment power with respect to all shares beneficially owned by such person.
(2)
Based upon a Holding Report on Schedule 13F-HR, dated and filed with the SEC on August 15, 2016 by Ariel Investments, LLC (“Ariel”), which disclosed that Ariel owned 1,628,189 shares as of June 30, 2016. In its statement on Schedule 13G, filed with the SEC on February 12, 2016, Ariel reported that it had sole power to dispose of 1,611,673 shares and sole power to vote 1,059,904 shares of Common Stock. Further, based upon its statement on Schedule 13G, the shares of Common Stock are beneficially owned by accounts which are advised by Ariel and none of which own more than 5% of the shares of Common Stock.
(3)
Based upon a Holding Report on Schedule 13F-HR, dated and filed with the SEC on August 8, 2016 by Royce & Associates LLC (“Royce”), which disclosed that Royce owned 890,726 shares as of June 30, 2016. In its statement on Schedule 13G, filed with the SEC on January 20, 2016, Royce reported that it had sole power to dispose and vote 1,135,880 shares of Common Stock.
(4)
Based upon a Schedule 13D filed with the SEC on August 12, 2016 jointly by (i) Moab Capital Partners, LLC (“Moab LLC”), (ii) Moab Partners L.P. (“Moab L.P.”) and (iii) Michael R. Rothenberg, which disclosed that each of Moab LLC and Michael R. Rothenberg has sole power to dispose of and to vote 844,898 shares of Common Stock and Moab L.P. has sole power to dispose of and to vote 791,762 shares of Common Stock.
(5)
Based upon a Holding Report on Schedule 13F-HR, dated and filed with the SEC on August 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”), which disclosed that Dimensional owned 664,552 shares as of June 30, 2016. In its statement on Schedule 13G dated and filed with the SEC on February 9, 2016, by Dimensional reported that it had sole power to dispose of 702,202 shares and sole power to vote 690,601 shares of Common Stock. Further, based upon its statement on Schedule 13G, the shares of Common Stock are beneficially owned by investment companies, trusts and accounts which are advised by Dimensional and none of which own more than 5% of the shares of Common Stock. Dimensional disclaims beneficial ownership of such shares of Common Stock.

(6)
Based upon a Schedule 13D filed with the SEC on August 11, 2016 jointly by (i) Harbert Discovery Fund, LP (“Harbert LP”), (ii) Harbert Discovery Fund GP, LLC (“Harbert GP”), (iii) Harbert Fund Advisors, Inc. (“HFA”), (iv) Harbert Management Corporation (“HMC”), (v) Jack Bryant, (vi) Kenan Lucas and (vii) Raymond Harbert, which disclosed that each of Harbert LP, Harbert GP, HFA, HMC, Jack Bryant, Kenan Lucas and Raymond Harbert has shared power to dispose of and to vote 504,100 shares of Common Stock.
(7)
Based upon a Holding Report on Schedule 13F-HR, dated and filed with the SEC on August 12, 2016 by Renaissance Technologies LLC (“Renaissance”), which stated that Renaissance owned 499,200 shares as of June 30, 2016. In their statement on Schedule 13G, filed with the SEC on February 11, 2016, Renaissance and its majority owner, Renaissance Technologies Holdings Corporation, had the sole power to dispose of, and to vote 492,500 shares of Common Stock. Further, based upon its statement on Schedule 13G, the shares of Common Stock are beneficially owned by accounts which are advised by Renaissance and none of which own more than 5% of the shares of Common Stock.
Beneficial Ownership by Directors and Executive Officers
The following table sets forth information with respect to beneficial ownership of the Common Stock by each of our directors and director nominees, the persons named in the Summary Compensation Table and by all our directors and executive officers as a group as of September 16, 2016, unless otherwise indicated. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
John C. Bryant(2)(3)	504,100	5.38
W. Richard Marz(2)(4)	273,680	2.87
C. Richard Neely, Jr.(2)(5)	6,369	*
Robert S. Oswald(2)(6)	156,174	1.66
James A. Ratigan(2)	0	*
Terryll R. Smith(2)(7)	35,369	*
William C. Taylor(2)	0	*
Jeffrey M. Armstrong(8)	22,100	*
Song Yop Chung(9)	9,199	*
David L. Watza(10)	14,000	*
All current executive officers and directors as a group (8 persons)(11)	989,692	10.31
* Less than 1% of class
(1)
To the best of the Company’s knowledge, based on information reported by such directors and officers or contained in the Company’s shareholder records.
(2)
Serves as a member of the Board of the Company.
(3)
Each of Harbert LP, Harbert GP, HFA, HMC, Mr. Bryant, Kenan Lucas and Raymond Harbert has shared power to dispose of and vote 504,100 shares of Common Stock.
(4)
Includes options to purchase 155,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 16, 2016.
(5)
Includes options to purchase 4,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 16, 2016.
(6)
Includes options to purchase 38,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 16, 2016.

(7)
Includes options to purchase 22,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 16, 2016.
(8)
Mr. Armstrong’s employment as President and Chief Executive Officer and as a member of the Board of Directors terminated on January 26, 2016.
(9)
Mr. Chung’s employment as Senior Vice President and Chief Technology Officer terminated on March 2, 2016.
(10)
Includes options to purchase 10,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 16, 2016.
(11)
Includes options to purchase 229,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 16, 2016.
Section 16(a) Beneficial Ownership Reporting Compliance
Under the securities laws of the United States, our directors, executive (and certain other) officers and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. Directors, officers and greater than ten percent shareholders are required by the SEC to furnish us with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure to file by these dates during our last fiscal year. To our knowledge, all of these filing requirements were satisfied during our last fiscal year by our officers, directors and ten percent shareholders, except that Mr. Armstrong’s (our former President and Chief Executive Officer) failed due to an administrative oversight to timely file a Form 4 to report a purchase of Common Stock. In making this statement, we have relied solely on the representations of our directors, officers and ten percent shareholders and copies of the reports that have been filed with the SEC.

EXECUTIVE OFFICERS
The executive officers listed below were appointed by the Board and serve in the capacities indicated. Executive officers are normally appointed annually by the Board and serve at the pleasure of the Board.

Name and Age	Position and Principal Occupations
W. Richard Marz, 72	Chairman of the Board, President and Chief Executive Officer of the Company since January 2016. Mr. Marz’ business experience is described under “Proposal 1 - Election of Directors.”
David L. Watza, 50
Senior Vice President, Finance and Chief Financial Officer of the Company since October 2015. From July 2005 until September 2015 Mr. Watza was employed at TriMas Corporation, and its subsidiaries, where he held a number of positions including serving as the Vice President of Corporate Development and Treasury with responsibility for acquisitions, divestures, and global treasury operations from March 2015 until September 2015, Vice President Finance, Business Planning & Analytics with responsibility for strategic planning, annual operating planning and forecasting, and certain company-wide information technology initiatives from June 2013 until March 2015, division Finance Officer for Cequent APEA in Australia from March 2011 until June 2013, and division Finance Officer and Vice President of Finance for Cequent Performance Products from July 2005 until March 2011.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis
Executive Summary. This Compensation Discussion and Analysis (“CD&A”) is intended to provide information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our other named executive officers ( the “NEOs”) included in the Summary Compensation Table that follows this discussion. This CD&A is intended to place in perspective the compensation information contained in the tables that follow this discussion.
During fiscal 2016, the Management Development Committee, after reviewing the Company’s executive compensation programs, determined to not change the principal components of our programs as discussed below. This approach was supported by the results of the advisory vote by shareholders of the Company at the Annual Meeting of Shareholders held on November 10, 2015 at which the “Say on Pay” Advisory Vote on Executive Compensation was approved by 95.5% of the shareholders voting on the proposal.

General Philosophy. Our objective is to provide a superior return to shareholders. To support this objective, we believe that we must attract, retain and motivate top quality executive talent. Our executive compensation program is a critical tool in this process.
Our executive compensation program consists of five components:
●
Base salary;
●
Annual cash incentive opportunities;
●
Long-term incentives represented by stock-based awards;
●
Employee benefits; and
●
Severance and change in control benefits.
Our compensation philosophy at all levels of the organization emphasizes performance-based compensation. This is particularly true of our executive compensation program, which has been designed to link executive compensation to Company performance through at-risk compensation opportunities, providing significant reward to executives who contribute to our success. A significant portion of our NEOs and other executives’ potential annual cash compensation is tied to our revenue and profitability goals. We provide long-term incentives to our team through periodic stock awards. Through stock awards to our NEOs and other executives, we have tied a significant portion of their future compensation potential to the creation of long-term shareholder value. Further, we believe that stock-based incentives for team members, in addition to providing an incentive for their continued employment, more closely align their interests with those of the Company and its shareholders.
Our approach to NEO base salaries is to ensure that they are competitive so that they are effective in attracting and retaining a high quality executive team. Similarly, in designing our employee benefit programs and severance and change in control benefits, we strive to offer benefits consistent with the general practice of comparable companies.
We believe that compensation should be simple, straightforward and easily understood by the recipients. As a result, our incentive compensation programs have generally been tied to a limited number of key Company-wide performance metrics that can be objectively measured.
We have announced and are implementing a corporate strategy designed to leverage our leading technologies and market position to accelerate the next evolution of growth of the Company as well as increase diversification across industries. The four components of our strategy are: profitable growth in core markets; broaden and extend our technical leadership; pursue prudent market diversification; and maintain operational excellence and fiscal discipline.
In the coming years, we will continue to revise and refine our executive and non-executive compensation programs to properly motivate our executives and team to implement this strategy. We will directly reward them for growth on a Company-wide basis.
Equity Ownership Guidelines. The Management Development Committee determined to implement equity ownership guidelines for our executive team. We are in the process of implementing these guidelines.
The Role of the Management Development Committee and Chief Executive Officer in the Compensation Process. The Management Development Committee is responsible for the planning, review and administration of our executive compensation program and stock-based executive compensation programs. During the fiscal year ended June 30, 2016, all members of this Committee were non-employee directors of the Company. The Management Development Committee generally meets in conjunction with regularly scheduled Board meetings and between Board meetings at the request of the Chief Executive Officer or the Management Development Committee.
The Management Development Committee generally reviews the components of executive compensation on an annual basis to determine whether there should be any adjustments in base salary, to establish the annual cash incentive plan, to establish a long term equity incentive plan, to determine if other stock-based incentives should be granted and to review the terms of our other executive compensation programs. Each year the Chief Executive Officer presents an evaluation of the performance of the NEOs and other executive team members to the Management Development Committee. Based upon this evaluation, the Chief Executive Officer makes recommendations to the Management Development Committee regarding compensation for the NEOs and other executives, other than himself. The Chief Executive Officer may make recommendations regarding changes in a particular NEO or other executive’s compensation more frequently than annually as a result of changes in circumstances, such as the assumption of increased executive level responsibilities. The Management Development Committee considers the recommendations of the Chief Executive Officer, as well as the other information provided to them by the Company, and then establishes compensation for the NEOs and other executives, either annually or periodically as the need arises.

The Management Development Committee independently assesses the performance of the Chief Executive Officer. Based upon that assessment, the performance of the Company and the Management Development Committee’s decisions regarding the compensation of the other NEOs and executives, the Management Development Committee independently establishes the compensation of the Chief Executive Officer, without any recommendations from or participation by the Chief Executive Officer in that process.
The Management Development Committee has not established a set percentage relationship between the size of the Chief Executive Officer’s compensation package as compared to the other NEOs. However, historically one of the factors considered by the Management Development Committee in setting the Chief Executive Officer’s compensation is the level of compensation awarded to the other NEOs for each element of compensation.
The base salary, annual cash incentive opportunity, stock-based incentives and other compensation terms for new executive officers are established by the Management Development Committee based upon the executive’s qualifications, position and level of responsibility as compared with our other executives, our profitability and other factors, such as assessments of individual performance and market practices, and, in the case of executive officers other than the Chief Executive Officer, upon the recommendation of the Chief Executive Officer.
The Chief Executive Officer typically proposes the terms of an annual cash incentive plan and equity incentive plan to the Management Development Committee for consideration. The Committee revises the plans as it deems appropriate and approves the final plans, usually in the first quarter of the fiscal year.
The Management Development Committee generally reviews all elements of compensation as a whole in establishing executive compensation. It does not have a pre-set formula for the proper mix of the elements, other than the annual cash incentive and equity incentive plans. In the case of our annual cash incentive and equity incentive plans, each of our NEOs and other executives has a set target percentage of his or her base salary that can be earned as an annual cash incentive and an equity incentive for achievement of Company-wide performance metrics.
The Role of Risk Assessment in Compensation Planning. As part of its process of developing and implementing the Company’s compensation programs for both executive and non-executive team members, the Management Development Committee considers whether the programs being proposed have the potential to create risks that could have a material adverse effect on the Company. The Management Development Committee believes that the Company’s compensation programs have been structured with an appropriate balance between providing strong compensation-related incentives to the team to drive revenue and profit growth, without encouraging them to take excessive risks to achieve growth. For instance, while the Company uses performance-based compensation at all levels of its compensation program, base salary still represents the largest single portion of all team members’ cash compensation. This encourages team members to take appropriate risks to achieve established goals, but tempered by the need to maintain the Company’s long-term established business assets and value. Further, Company revenue and operating income targets used in incentive plans are based upon the Company’s operating budget for the fiscal year generally developed by the executives and the team and approved by the Company’s Board of Directors. By setting targets in this fashion, the Management Development Committee strives to set realistic targets to drive reasonably achievable growth. In addition, the amount that can be earned by the executives and the team under this plan are capped at a percentage of the team member’s base salary, discouraging risk taking to achieve performance levels significantly above the expected levels of performance.
Key Elements of Compensation for Fiscal 2016
Base Salary. The Management Development Committee recognizes the importance of a competitive compensation structure in retaining and attracting valuable senior executives. Executive salary levels are reviewed and established annually. The salaries received by our executives generally reflect their levels of responsibility, our profitability and other factors, such as assessments of individual performance and market practices.
In connection with the appointment of Mr. Marz as interim President and Chief Executive Officer in January 2016, the Management Development Committee set Mr. Marz’ base salary at $217,500. This amount was determined in order to provide Mr. Marz with a base salary level for his full time services that, when taken together with his $150,000 annual retainer as Chairman of the Board, was commensurate with that of the former President and Chief Executive Officer. In March 2016, in conjunction with the implementation of the financial improvement plan, the Board reduced the annual retainer for the Chairman of the Board to $100,000.

In fiscal 2016, the Management Development Committee increased Mr. Armstrong’s base salary by 5%, his first increase since he was hired in 2013, and increased Mr. Chung’s base salary by 6%.
In connection with the appointment of Mr. Watza as Senior Vice President, Finance and Chief Financial Officer, in September 2015, the Management Development Committee set his base salary at $260,000, an increase of 18% from his predecessor and consistent with competitive market pay considerations. Mr. Watza also received a standard signing bonus of $25,000, which was payable in January 2016, as an incentive for Mr. Watza to leave his prior employment to join the Company. The signing bonus has to be repaid to the Company by Mr. Watza if he terminates his employment with the Company prior to the first anniversary of his start of employment.
Annual Non-Equity Incentive Plan. Our executives and director-level team members are eligible for annual cash incentive opportunities. Generally, at the beginning of each fiscal year, the Management Development Committee develops a cash incentive plan applicable to the Chief Executive Officer of the Company, the other NEOs and our other executives and director-level team members.
In the case of our annual cash incentive, each of our executives and director-level team members, including the NEOs, has a set target percentage of their base salary that can be earned as an annual cash profit sharing incentive for achievement of Company-wide performance metrics and individual strategic goals.
For fiscal 2016, the Management Development Committee adopted the Fiscal 2016 Executive Short Term Incentive Plan, which applied to Mr. Armstrong, the other NEOs excluding Mr. Marz, our other executives and director-level team members. Under the Fiscal 2016 Executive Short Term Incentive Plan, participants could earn annual incentive cash compensation based upon performance against pre-established Company financial targets and individual strategic objectives.
In January 2016, Mr. Marz was named as the Company’s interim President and Chief Executive Officer. Due to the fact that the Company is searching for a permanent Chief Executive Officer, it was determined that Mr. Marz would not participate in the Company’s Fiscal 2016 Executive Short Term Incentive Plan.
The amount of the award of any cash incentives under the Fiscal 2016 Executive Short Term Incentive Plan for fiscal 2016 performance was based on the Company’s achievement of specified results with respect to Company revenue and operating income targets for fiscal 2016, as well as the achievement of individual strategic objectives. The weightings of these targets for fiscal 2016 were as follows:

Fiscal 2016 Targets	Weighting
Company Revenue	40%
Company Operating Income	40%
Individual Strategic Objectives	20%

The financial targets include progressive threshold (85% of target), target and maximum (115% of target) level incentive performance objectives.
An annual incentive cash compensation payout can be made under the Fiscal 2016 Executive Short Term Incentive Plan if either financial target equals or exceeds 85% of its specified minimum performance threshold point or at least 85% of the individual strategic objectives are achieved. The specific amount that such participant receives is dependent on company financial performance, a scaled payout multiplier (75% at threshold, 100% at target and 150% at maximum) applied to his or her predetermined participation level, a discretionary multiplier (80% to 120%), the participant’s base salary and his or her predetermined participation level stated as a percentage of base salary (60% for Mr. Armstrong and 40% for other NEOs).

The amount that could have been received by Mr. Armstrong under the Fiscal 2016 Executive Short Term Incentive Plan ranged from 0% (assuming the threshold objectives were not met) to 108% (assuming the maximum objectives were met) of base salary, with a cash incentive amount of 60% of base salary if both of the target financial performance objectives are met, the individual strategic objectives are met and a 100% discretionary multiplier is used. For each of the other NEOs, the amount such officers could have received under the Fiscal 2016 Executive Short Term Incentive Plan ranged from 0% (assuming the threshold objectives were not met) to 72% (assuming the maximum objectives were met) of base salary, with a threshold cash incentive amount of 40% of base salary if both of the target financial performance objectives are met, the individual strategic objectives were met and a 100% discretionary multiplier is used.
Participating team members under the Fiscal 2016 Executive Short Term Incentive Plan had to be employed on or before December 31, 2015 in order to be eligible. Participating team members hired between July 1, 2015 and December 31, 2015, were eligible for a pro-rata portion of their individual participation level. Participating team members had to be employed by the Company at the date of the payouts in fiscal 2017, except as otherwise provided under any severance agreement applicable to the participant. See “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” The Management Development Committee reserved the right to increase, decrease or eliminate any payout under the Fiscal 2016 Executive Short Term Incentive Plan for any participant, including to provide for no payout even if the financial performance targets or strategic objectives were achieved by the participant.
Our fiscal 2016 adjusted revenue and operating income for purposes of the Fiscal 2016 Executive Short Term Incentive Plan were approximately 83% and (123%), respectively, of the target thresholds. Accordingly, no cash incentive was earned for the revenue target, nor the operating income target. Based on these results, the Management Development Committee also determined that the individual strategic objectives were not achieved.
Long Term Equity Incentive Plan. Our executives and director-level team members are eligible for equity incentive opportunities. Generally, at the beginning of each fiscal year, the Management Development Committee develops an equity incentive plan applicable to the Chief Executive Officer of the Company, the other NEOs and our other executives and director-level team members.
For fiscal 2016, the Management Development Committee adopted the Fiscal 2016 Executive Long Term Incentive Plan, which applied to Mr. Armstrong, the other NEOs excluding Mr. Marz, our other executives and director-level team members. Under the Fiscal 2016 Executive Long Term Incentive Plan, each of our executives and director-level team members, including the NEOs, had a set target percentage of their base salary that could be earned in the form of a restricted stock award of Common Stock as determined by the Management Development Committee, based upon an earned award denominated in dollars for performance against pre-established Company-wide financial targets.
In January 2016, Mr. Marz was named as the Company’s interim President and Chief Executive Officer. Due to the fact that the Company is searching for a permanent Chief Executive Officer, it was determined that Mr. Marz would not participate in the Company’s Fiscal 2016 Executive Long Term Incentive Plan.
The number of shares to be awarded under the Fiscal 2016 Executive Long Term Incentive Plan for fiscal 2016 performance was based on the Company’s achievement of specified results with respect to Company revenue and operating income targets for fiscal 2016. The weightings of these targets for fiscal 2016 were as follows:

Fiscal Targets	Weighting
Company Revenue	50%
Company Operating Income	50%

The financial targets include progressive threshold (85% of target), target and maximum (115% of target) level incentive performance objectives.
An incentive equity compensation payout can be made under the Fiscal 2016 Executive Long Term Incentive Plan if either financial target equals or exceeds 85% of its specified minimum threshold point. The specific number of shares of restricted stock that such participant receives is determined by dividing a dollar amount dependent on Company financial performance, a scaled payout multiplier (75% to 150%) applied to his or her predetermined participation level, a discretionary multiplier (50% to 200%), the participant’s base salary and his or her predetermined participation level stated as a percentage of base salary (40% for Mr. Armstrong and 25% for the other NEOs), by (i) the closing price of the Common Stock on the NASDAQ Stock Market’s Global Market on the equity award date in fiscal 2017, in the case of restricted stock awards.
Under the Fiscal 2016 Executive Long Term Incentive Plan, the grant date value of the equity award that could be received by Mr. Armstrong ranged from 0% (assuming the threshold objectives were not met) to 120% (assuming the maximum objectives were met) of base salary, with a grant date value of 40% of base salary if both of the target financial performance objectives are met and a discretionary multiplier of 100% is used. Under the Fiscal 2016 Executive Long Term Incentive Plan, the grant date value of the equity award that could be received by the Company’s other NEOs ranged from 0% (assuming the threshold objectives were not met) to 75% (assuming the maximum objectives were met) of base salary, with a grant date value of 25% of base salary if both of the target financial performance objectives are met and a discretionary multiplier of 100% is used.

After completion of fiscal 2016, the Management Development Committee determined the extent to which the specified goals relating to the financial targets were achieved, the discretionary multiplier to be used and the type of equity award to be used.
Participating team members under the Fiscal 2016 Executive Long Term Incentive Plan had to be employed on or before December 31, 2015 in order to be eligible. Participating team members hired between July 1, 2015 and December 31, 2015 were eligible for a pro-rata portion of their individual participation level. Participating team members had to be employed by the Company at the date of the payout in fiscal 2017, except as otherwise provided under any severance agreement applicable to the participant. See “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” The Management Development Committee reserved the right to increase, decrease or eliminate any payout under the Fiscal 2016 Executive Long Term Incentive Plan for any participant, even if the financial performance targets were achieved.
Our fiscal 2016 adjusted revenue and operating income for purposes of the Fiscal 2015 Executive Long Term Incentive Plan were approximately 83% and (123%), respectively, of the target thresholds. Accordingly, an equity award was not earned for either the revenue target or the operating income target.
Stock-Based Incentives. The 2004 Stock Plan permits the Management Development Committee to grant stock appreciation rights, restricted stock, restricted stock units, performance share awards and deferred stock units, in addition to incentive and non-qualified stock options.
Mr. Armstrong was granted options under the 2004 Stock Plan to purchase 100,000 shares of Common Stock in November 2015, on the second anniversary of his hire date, as required by his offer letter.
As reported in last year’s Compensation Discussion and Analysis, in September 2015, the Management Development Committee made stock option grants under the 2004 Stock Plan to purchase 24,000 and 16,000 shares of Common Stock to Messrs. Armstrong and Chung, respectively. These awards were made in recognition of the level of effort made by Messrs. Armstrong and Chung in connection with the identification, negotiation, closing and integration of the acquisitions of Coord3 s.r.l. and Next Metrology Software s.r.o during fiscal 2015. These options were issued on September 29, 2015.
On August 18, 2015, Mr. Watza was awarded non-qualified options to purchase 30,000 shares of the Company’s Common Stock with a grant date effective November 2, 2015 in connection with his appointment as Senior Vice President, Finance and Chief Financial Officer, which is consistent with the level of options granted to other executive officers when they joined the Company.
The options granted to Messrs. Armstrong, Chung and Watza become exercisable in three equal annual installments, beginning one year from their date of initial grant, at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. The options expire ten years from the date of grant, or if earlier, one year after the executive’s death or permanent disability or three months after the executive’s termination of employment. In addition, any portion of these options that is not exercisable becomes exercisable immediately upon a Change in Control of the Company as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” All of the options granted were non-qualified stock options.
Because the employment of Messrs. Armstrong and Chung terminated prior to these options first becoming exercisable, their options expired unexercised at the time of such termination.
Under the terms of the Fiscal 2016 Executive Long Term Incentive Plan, Mr. Armstrong and the other NEOs, other than Mr. Marz, has the opportunity to earn an award of restricted stock or stock options under the 2004 Stock Plan in fiscal 2016 as described above under “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2016 – Long Term Equity Incentive Plan.”
In February 2016, in connection with the appointment of Mr. Marz as interim President and Chief Executive Officer, the Management Development Committee made a non-qualified stock option grant to purchase 100,000 shares of Common Stock and a restricted stock award of 25,000 shares to Mr. Marz. Both awards were made under the 2004 Stock Plan. These awards were made in recognition of Mr. Marz’ willingness to assume the full time duties of Chief Executive Officer, in additional to his duties as Chairman and to more closely align his interest with those of our shareholders. The vesting terms of both awards were tied, in part, to the timing of the Company’s engagement of a permanent Chief Executive Officer to encourage Mr. Marz to continue to serve until his replacement was engaged and to remain involved with the Company for a transition period thereafter.

The stock option grant will become exercisable (i) 75% upon the earlier of the effective date of the appointment of a new Chief Executive Officer or August 31, 2016, and (ii) 25% on the one year anniversary of the first vesting date, which will be August 31, 2017. The restricted stock award will vest (i) 75% upon the earlier of the effective date of the appointment of a new Chief Executive Officer or August 31, 2016, and (ii) 25% on the one year anniversary of the first vesting date, which will be August 31, 2017. The options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. The options expire ten years from the date of grant, or if earlier, one year after the Mr. Marz’ death or permanent disability or three months after Mr. Marz’ termination of services as a Member of the Board. In addition, any portion of these options that is not exercisable becomes exercisable immediately upon a Change in Control of the Company as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” All of the options granted were non-qualified stock options.
The Management Development Committee does not have a set time of the year in which it makes discretionary equity awards under the 2004 Stock Plan, nor does it make such awards every year.
The Management Development Committee periodically reviews the various stock-based incentive alternatives available to the Company under the 2004 Stock Plan as part of its development of a program to provide appropriate long-term incentives to the executive team and more closely align their interests with the Company and its shareholders. Historically, the Management Development Committee used grants of non-qualified stock options as the Company’s principal long-term stock incentive program for the executive team. More recently, the Management Development Committee also has used restricted stock awards to the executive team, members of the Board of Directors and other team members. We have increased our use of restricted stock awards in order to reduce the number of shares being issued by the Company as equity incentive awards. Because recipients of restricted stock awards are not required to pay an exercise price to realize the benefits of the award, as compared to stock option grants where they are required to do so, we are able to award fewer shares of restricted stock to participants than if we granted stock options, yet provide participants with equivalent value to a stock option grant. In the future, the Management Development Committee plans to use a combination of stock option grants and restricted stock awards.
The Management Development Committee generally provides for stock options grants and restricted stock awards to become exercisable immediately upon a Change in Control. This provides executives with the appropriate incentives to act in the best interests of the Company and its shareholders, without concern for their own personal interests, and to provide for continuity of management during the pendency of a transaction that could result in a Change in Control of the Company.
The Management Development Committee uses a single trigger structure for acceleration of vesting of stock option grants and restricted stock awards upon a change in control of the Company so that vesting occurs upon the occurrence of the change of control. It believes that a single trigger structure best achieves its objective of providing executives with appropriate incentives to act in the best interests of the Company and its shareholders, without concern for their own personal interests, during a change in control transaction.
Employee Benefits. We believe it is important to the retention of our team members that we maintain a competitive benefit package at all levels within the Company. Further, we believe a well-designed employee benefit program further promotes the creation of value for our shareholders by enhancing job productivity by encouraging our team members to maintain a healthy lifestyle and providing a reasonable level of financial support in the event of an illness, injury or death.
All of our team members, including the NEOs and our other executives, receive customary benefits such as medical, dental and vision plans, short and long-term disability and group life insurance. However, Mr. Marz was not eligible to participate in the Company’s executive life or disability insurance program. In addition, the NEOs and certain other executives receive enhanced life insurance (in lieu of group life) and supplemental long-term executive disability benefits, commensurate with their higher compensation levels.
We also maintain a 401(k) Profit Sharing Plan (the “401(k) Plan”) in which all team members employed in the United States, including the NEOs and our other executives, are eligible to participate on the same basis. All team members are eligible to contribute up to 75% of their salaries on a pre-tax basis to the 401(k) Plan. For calendar year 2016, the annual maximum contribution limit is $18,000 for employees under 50 years of age and $24,000 for employees 50 years of age or older. In addition, the Board of Directors may authorize the Company, from time to time, to match a portion of the team members’ contributions to the 401(k) Plan. During fiscal 2015 and 2014 as well as a portion of fiscal 2016, until early March 2016, the Company matched 50% of each team member’s voluntary contributions to the 401(k) Plan up to the annual maximum contribution limit set forth above, including those made by the NEOs and our other executives. In March 2016, as part of our financial improvement plan, the Company indefinitely suspended the Company match for all employees, including our NEOs and other executives.

To facilitate the performance of their management responsibilities, we provide certain key employees selected perquisites and other personal benefits, such as an automobile expense allowance and, when key employees join us, relocation benefits, such as temporary housing and reimbursements of travel costs prior to relocation.
Severance Agreements. The Board, upon recommendation of the Management Development Committee, authorized the implementation of formal severance agreements for the Company’s executive officers beginning in fiscal 2005. The terms of the severance agreements are described under “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control.” The Board determined it appropriate to formalize the Company’s general severance policies and practices for its executive team and at the same time institute enhanced severance arrangements payable in the event of a termination of the executive’s employment following a change in control of the Company. The Board and Management Development Committee believe that the enhanced severance arrangements are necessary in order to provide executives with the appropriate incentives to act in the best interests of the Company and its shareholders, without concern for their own personal interests, and to provide for continuity of management during the pendency of a transaction that could result in a change in control of the Company. The Management Development Committee, in developing its recommendations to the Board, consulted with an outside compensation consultant hired by the Committee and the Company’s outside legal counsel. Based upon the foregoing, the Management Development Committee believes that the severance agreements contain terms and conditions which are comparable to those used by other companies that are similar in size to the Company.
Because Mr. Marz’ appointment as interim President and Chief Executive Officer was intended to be temporary while the Company is searching for a permanent Chief Executive Officer, it was determined that it was not necessary for the Company to enter into a severance agreement with him.
The NEOs, other than Mr. Marz, have all entered into our standard executive agreement not to compete, restricting the executive’s right to compete with us for the longer of twelve months following the termination of employment or the period post-termination during which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year post-termination restriction on soliciting our employees. We have the right to cease all further payments under the NEO’s severance agreement in the event that the NEO violates the executive non-competition agreement. The NEOs must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.
Payments under the severance agreements, when aggregated with any other “parachute payments” (defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) as compensation that becomes payable or accelerated due to a Change in Control) payable under any of our other plans, agreements or policies, are capped so as to not be treated as “excess parachute payments” under Code Sections 280G and 4999. See “Compensation of Executive Officers – Compensation Discussion and Analysis – Golden Parachute Excise Tax” below for a further discussion of our policy with respect to golden parachute amounts.
Deductibility of Executive Compensation. Code Section 162(m) restricts the deductibility of executive compensation paid to the chief executive officer and any of the three most highly compensated executive officers (other than the chief financial officer) at the end of the fiscal year to the extent such compensation (including gains from the exercise of certain stock options) exceeds $1,000,000 in any year. There are exceptions to the limitation for performance-based compensation that is based on nondiscretionary, pre-established performance measures.
Our Board established certain restrictions on the granting of options under the 2004 Stock Plan so that compensation realized in connection with the stock-based grants under the 2004 Stock Plan could be structured to be exempt from the restrictions on deductibility under Section 162(m). For instance, the 2004 Stock Plan restricts stock grants to any participant in any fiscal year as follows: (i) up to 200,000 shares of Common Stock may be subject to stock option grants, (ii) up to 200,000 shares of Common Stock may be subject to stock appreciation right grants, (iii) up to 200,000 shares of Common Stock may be subject to restricted stock awards, (iv) up to 200,000 shares of Common Stock may be subject to restricted stock units and (v) up to 200,000 shares of Common Stock may be subject to performance share awards. It is important to note that while these restrictions allow the Management Development Committee continuing discretion in establishing executive officer compensation, they do limit such discretion by restricting the size of stock awards which the Management Development Committee may grant to any single individual. The permitted size of the stock awards to a single individual was established based on the determination of the maximum number of shares which would be required to be granted in any fiscal year to retain or attract a chief executive officer of the Company. The stock option grants under the 2004 Stock Plan have been designed to be exempt from the restrictions on deductibility under Section 162(m). While the restricted stock awards under the 2004 Stock Plan, to date, have not been designed to be exempt from the restrictions on deductibility under Section 162(m), they have been small enough in number to not likely result in payments to any executive officer in any year which would be subject to such restrictions.

We do not believe that other components of our compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility under Section 162(m). Accordingly, we believe that we have taken appropriate actions to preserve the deductibility of most of the annual performance bonuses and long-term performance incentive awards the Management Development Committee is likely to award in any given year. We will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Code.
The Management Development Committee recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards to enable us to attract, retain and motivate highly qualified executives. It has the authority to approve non-deductible compensation in appropriate circumstances. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the related regulations and guidance, no assurance can be given that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.
Stock Awards Expense. We are required under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 “Compensation – Stock Compensation” to record compensation expense associated with stock awards to our employees, including the NEOs, as more fully discussed in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016. As discussed above, the Management Development Committee does consider the impact of FASB ASC Topic 718 in determining to use grants of non-qualified stock options and restricted stock as our principal long-term incentive program for the executive team. Further, the Management Development Committee does consider the amount of compensation expense required to be recorded in determining the size of stock option grants and restricted stock awards to the Chief Executive Officer and the aggregate grants and awards made to the remainder of the executive team and team members generally.
Golden Parachute Excise Tax. Code Section 280G imposes tax penalties on golden parachute payments associated with a Change in Control of the Company if they exceed a specified level. These penalties include a 20% excise tax on executives receiving these excess payments and the elimination of a portion of our tax deduction when these excess payments are triggered. Payments under our severance agreements and from the acceleration of the exercisability of our stock options and vesting of our restricted stock in the event of a Change in Control of the Company are potentially subject to these tax penalties. Currently, payments under our severance agreements are capped at an amount that will not trigger the excise tax. There is no similar limitation on the acceleration of the exercisability of stock options and vesting of restricted stock since we believe it is unlikely that the acceleration of options and vesting of restricted stock alone would cause an executive to exceed the specified level. The Management Development Committee recognizes the need to retain flexibility to make compensation decisions that may cause payments to executives to exceed the levels specified in Code Section 280G to enable us to attract, retain and motivate highly qualified executives. It therefore has the authority to approve compensation that would exceed the specified level or to remove the cap contained in the severance agreements in appropriate circumstances.
Deferred Compensation. We have also structured our executive compensation program with the intention that it complies with or be exempt from Code Section 409A which may impose additional taxes on our executives for certain types of deferred compensation that are not in compliance with or exempt from Code Section 409A.
Because the Company’s policy is to either comply with or exempt payments from Code Section 409A, it does not generally assume responsibility for any additional tax, interest, or penalties under Code Section 409A, although it has the authority to do so in appropriate circumstances. Also, because of ambiguities and uncertainties as to the application and interpretation of Code Section 409A and the related regulations and guidance, no assurance can be given that compensation intended by us to comply with or be exempt from Code Section 409A will in fact do so.

Report of the Management Development, Compensation and Stock Option Committee
The only current member of the Management Development, Compensation and Stock Option Committee and Board who participated in the review, discussions and recommendations of the Management Development Committee covered by the foregoing Compensation Discussion and Analysis has reviewed and discussed the same with management. Based on the review and discussion with management, he has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

MANAGEMENT DEVELOPMENT COMPENSATION AND STOCK OPTION COMMITTEE	Terryll R. Smith, Chairman

Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation
At the 2015 Annual Meeting of Shareholders, approximately 95.5% of the votes cast by the shareholders were voted to approve the compensation of the Company’s named executive officers as discussed and disclosed in the 2015 Proxy Statement. The Board and the Management Development Committee appreciate and value the views of our shareholders. In considering the results of this advisory vote on executive compensation, the Management Development Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy shareholder support and did not make any material changes to the executive compensation program in response to the shareholder vote.
Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Management Development Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders. Shareholders may communicate with the Board, the Management Development Committee or individual directors regarding the Company’s executive compensation program by submitting such communications in writing to Perceptron, Inc., Attention: Board of Directors (or the Management Development Committee or the individual director(s)), 47827 Halyard Drive, Plymouth, Michigan 48170-2461. Communications should be sent by overnight or certified mail, return receipt requested. Such communications will be delivered directly to the Board, the Management Development Committee or the individual director(s), as designated on such communication.
At the 2013 Annual Meeting of Shareholders, our shareholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executive officers.
Summary Compensation Table
The following table sets forth certain information as to compensation paid by us for services rendered in all capacities to the Company and its subsidiaries during fiscal 2016, 2015 and 2014 (except as otherwise noted) to (i) persons serving as our Chief Executive Officer at any time during fiscal 2016, (ii) persons serving as our Chief Financial Officer at any time during fiscal 2016, (iii) our other executive officer as of June 30, 2016 (as to compensation paid by us for services rendered in all capacities to the Company during fiscal 2016); and (iv) persons serving as our executive officers at any time during fiscal 2016, who were not serving as our executive officers as of June 30, 2016, whose total compensation exceeded $100,000 in fiscal 2016 (collectively, the “named executive officers” or “NEOs”). Please see the Compensation Discussion and Analysis for additional detail regarding the Company’s compensation philosophy, practices and fiscal 2016 compensation decisions.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
W. Richard Marz, Chairman of the Board, President and Chief Executive Officer (5)	2016	94,259(6)	-	160,250(7)	283,661(8)	-	160,860	$699,030

David L. Watza, Senior Vice President, Finance and Chief Financial Officer (9)	2016	194,000	25,000	48,750(10)	95,595(11)	-	7,647	$370,992

Jeffrey M. Armstrong, Former President and Chief Executive Officer (12)	2016	215,452	-	144,083(10)	384,671(13)	-	179,957	$924,163
	2015	350,000	50,000	92,920(14)	548,968(15)	124,250	31,267	$1,197,405
	2014	220,769	-	39,570(16)	290,102(17)	-	30,522	$580,963
Song Yop Chung, Former Senior Vice President and Chief Technology Officer (18)	2016	158,227	-	54,863(10)	48,557(13)	-	9,161	$270,808
	2015	205,569	28,000	49,680(14)	51,500(15)	58,504	11,088	$404,341

 (1)
Represents the full grant date fair value associated with restricted stock awards, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the FASB ASC Topic 718 restricted stock award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016. Except as otherwise set forth in the footnotes below, one third of these restricted stock awards vest and risk of forfeiture and other restrictions lapse on such shares on each anniversary of the date of grant if the executive’s services or employment has not terminated on or prior to such date. The restricted stock awards become immediately vested and risk of forfeiture and other restrictions lapse in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”
(2)
Represents the full grant date fair value associated with stock option awards, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the FASB ASC Topic 718 option award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016. Except as otherwise set forth in the footnotes below, one-third of the option awards generally become exercisable on each anniversary of the date of grant if the executive’s services or employment has not terminated on or prior to such date. The options become immediately exercisable in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” These options expire ten years from their date of grant or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment or, in the case of Mr. Marz, service as a member of the Board of Directors if later. All of the options granted were non-qualified stock options.
(3)
Represents cash incentive payments earned under our Fiscal 2015 Executive Short Term Incentive Plan. The plan provides for annual cash incentive payments based on annual Company revenue and operating income performance goals and achievement of individual strategic performance goals for fiscal 2015.
(4)
“All Other Compensation” in fiscal 2016 is comprised of (i) contributions made by us to the accounts of the named executives under our 401(k) Plan with respect to fiscal 2016 as follows: Mr. Marz $0, Mr. Watza $0, Mr. Armstrong $7,250, Mr. Chung $2,400, (ii) reimbursements for personal commuting expenses for Mr. Marz in the amount of $22,168, (iii) reimbursements for temporary housing for Mr. Marz in the amount of $13,342, (iv) the dollar value of any life insurance premiums we paid in fiscal 2016 with respect to term life insurance for the benefit of the named executives, other than Mr. Marz, (v) the dollar value of any supplemental executive disability insurance premiums we paid in fiscal 2016 for the benefit of the named executives, other than Mr. Marz (vi) the dollar value of a monthly automobile allowance to the named executives, other than Mr. Marz (vii) payment of a retainer fee to Mr. Marz for his services as Chairman of the Board in the amount of $125,000 (viii) the dollar value of payments made to Messrs. Marz, Watza and Armstrong for periods during which they opted out of the Company’s health plans and (ix) the dollar value of severance payments made to Mr. Armstrong in the amount of $158,308.

(5)
Mr. Marz was appointed as interim President and Chief Executive Officer on January 26, 2016.
(6)
The amount reported in this column reflects the salary paid to Mr. Marz for his services as President and Chief Executive Officer. See footnote 4 above for a discussion of the retainer fee paid to Mr. Marz for his services as Chairman of the Board.
(7)
On February 2, 2016, Mr. Marz received restricted stock awards for 25,000 shares of the Company’s Common Stock under the Company’s 2004 Stock Plan, in connection with his appointment as interim President and Chief Executive Officer. Seventy-five percent of these shares vested on August 31, 2016 and the remaining twenty-five percent will vest on August 31, 2017.
(8)
On December 1, 2015, Mr. Marz received an option to purchase 9,570 shares of Common Stock the Company’s Common Stock under the Company’s 2004 Stock Plan for his services as Chairman of the Board. The full grant-date fair value associated with that option is $29,843. Additionally, on February 2, 2016, Mr. Marz was awarded an option to purchase 100,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Plan in connection with his appointment as President and Chief Executive Officer. The full grant-date fair value associated with that option is $253,818. Seventy-five percent of these options vested on August 31, 2016 and the remaining twenty-five percent will vest on August 31, 2017.
(9)
Mr. Watza was appointed as Senior Vice President, Finance and Chief Financial Officer on October 5, 2015.
(10)
The full grant date fair value was determined assuming achievement of the performance goals was at target levels, which would result in application of a 100% scaled payout multiplier, and assuming the Management Development Committee applied a 100% discretionary multiplier. If the highest level of performance conditions had been met under the Fiscal 2016 Executive Long Term Incentive Plan, the full grant date fair value associated with restricted stock awards during fiscal 2016 under such plan, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for those awards, would have been as follows: Mr. Watza $117,000, Mr. Armstrong $264,600, and Mr. Chung $100,170. As discussed under “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2016 – Long Term Equity Incentive Plan,” no restricted stock awards were granted pursuant to the Fiscal 2016 Executive Long Term Incentive Plan.
(11)
On November 2, 2015, Mr. Watza received an option to purchase 30,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Plan, in connection with his appointment as Senior Vice President, Finance and Chief Financial Officer.
(12)
Mr. Armstrong also served as the Company’s principal financial officer following the termination of our prior chief financial officer’s employment with the Company on May 8, 2015 until Mr. Watza was hired in that capacity on October 5, 2015. Mr. Armstrong resigned from the Company on January 26, 2016 as President and Chief Executive Officer.
(13)
On September 29, 2015, Messrs. Armstrong, and Chung received an option to purchase 24,000 and 16,000 shares, respectively, of the Company’s Common Stock under the 2004 Stock Plan. The full grant-date fair value associated with these options is $72,836 and $48,557, respectively. Additionally, on December 1, 2015, Mr. Armstrong received an option to purchase 100,000 shares of Common Stock under the 2004 Stock Plan pursuant to his offer letter. The full grant date fair value associated with that option is $311,836. Messrs. Armstrong’s and Chung’s unvested options were terminated upon their termination of employment.
(14)
On October 13, 2014, Messrs. Armstrong and Chung, received restricted stock awards for 10,100 shares and 5,400 shares, respectively. Messrs. Armstrong’s and Chung’s unvested restricted stock awards were forfeited upon their termination of employment.
(15)
The full grant date fair value was determined assuming achievement of the performance goals was at target levels, which would result in application of a 100% scaled payout multiplier, and assuming the Management Development Committee applied a 100% discretionary multiplier.  If the highest level of performance conditions had been met under the Fiscal 2015 Executive Long Term Incentive Plan, the full grant date fair value associated with stock option awards during fiscal 2016 under such plan, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for those awards, would have been as follows: Mr. Armstrong $419,999 and Mr. Chung $154,499.  Pursuant to the Fiscal 2015 Executive Long Term Incentive Plan, Messrs. Armstrong and Chung received a grant of an option to purchase 53,597 and 19,716 shares, respectively, of Common Stock under the 2004 Stock Plan, based upon the level of achievement of the corporate revenue and operating income goals established under the Fiscal 2015 Executive Long Term Incentive Plan.  These options were issued on September 29, 2015 and have an exercise price equal to the closing market price on that date. The full grant-date fair value associated with these options is $162,400 and $59,740, respectively. Additionally, on December 1, 2015, Mr. Armstrong received an option to purchase 100,000 shares of Common Stock under the 2004 Stock Plan pursuant to his offer letter. The option was issued on December 1, 2015 and has an exercise price equal to the closing market price on that date. The full grant date fair value associated with that option is $408,968. Twenty-five percent of the option becomes exercisable on each anniversary of the date of grant if Mr. Armstrong’s services or employment have not terminated on or prior to such date. Messrs. Armstrong’s and Chung’s unvested options terminated upon their termination of employment.
(16)
The restricted stock awards were earned based on an individual’s achievement of performance goals during fiscal 2014 with a subsequent one year service vesting after the issuance date. The full grant date fair value was determined assuming achievement of the performance goals was at target levels. Compensation expense related to the restricted stock awards for fiscal 2014 is based on the closing price of the Common Stock on November 12, 2013, the date of grant, multiplied by the number of restricted stock awards expected to be issued and is amortized over the combined performance and service periods. Pursuant to the 2014 Annual Incentive Plan, Mr. Armstrong received a grant of 3,000 shares of restricted stock under the 2004 Stock Plan on October 13, 2014, based upon his level of achievement of his personal goals. Mr. Armstrong’s unvested restricted stock awards were forfeited upon his termination of employment.
(17)
Twenty-five percent of the option becomes exercisable on each anniversary of the date of grant. Mr. Armstrong’s unvested options terminated upon his termination of employment.
(18)
Mr. Chung was appointed as an executive officer of the Company on May 19, 2015. Mr. Chung’s employment with the Company as Senior Vice President and Chief Technology Officer terminated on March 2, 2016.

Grants of Plan-Based Awards
The following table sets forth information concerning each grant of a plan-based award made to a NEO during fiscal year 2016.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2016

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Date Approved by Management Development Committee	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)
W. Richard Marz (5)	2/2/2016	2/2/2016							25,000(6)		6.41	160,250(7)
	2/2/2016	2/2/2016								100,000(8)	6.41	253,818(9)
	12/1/2015	11/9/2015								9,570	7.78	29,843(9)
David L. Watza			58,500	78,000	140,400
	9/26/2015	9/26/2015				36,563	48,750	87,750				48,750(11)
	11/2/2015	8/18/2015(11)								30,000	7.95	95,595(9)
Jeffrey M. Armstrong (13)			162,094	216,125	389,025
	9/26/2015	9/26/2015				108,062	144,083	259,350				144,083(11)
	12/1/2015	11/9/2015								100,000	7.78	311,836(9)
	9/29/2015	9/26/2015								24,000	7.63	72,835(9)
Song Yop Chung (14)			65,835	87,780	158,004
	9/26/2015	9/26/2015				41,147	54,863	98,753				54,863(11)
	9/29/2015	9/26/2015								16,000	7.63	48,557(9)

(1)
The amount reported in these columns are the cash amounts that would have been paid under our Fiscal 2016 Executive Short Term Incentive Plan if the threshold, target and maximum financial performance objectives and individual strategic goals were met. No cash incentive payments were earned under our Fiscal 2016 Executive Short Term Incentive Plan.  As discussed under “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2016 – Annual Non-Equity Incentive Plan,” the plan provides for annual cash payments based on annual financial performance goals for fiscal 2016 which were not achieved.
(2)
The amount reported in these columns are the dollar values of the restricted stock that would have been granted under our Fiscal 2016 Executive Long Term Incentive Plan if the Company’s threshold, target and maximum performance objectives were met. Under the Fiscal 2016 Executive Long Term Incentive Plan, the final awards to reflect actual performance are denominated in dollars and paid in shares of restricted stock determined by dividing the dollar amount of the award by the closing price of the Common Stock on the NASDAQ Stock Market’s Global Market on the award date. No equity incentive grants were earned pursuant to the Fiscal 2016 Executive Long Term Incentive Plan.  As discussed under “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2016 – Long-Term Equity Incentive Plan,” the plan provides for annual equity incentive payments based on annual financial performance goals for fiscal 2016 which were not achieved.

 (3)
Except as set forth in footnote 7 for the option granted to Mr. Marz, one-third of the option becomes exercisable on each anniversary of the date of grant. The options become immediately exercisable in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” These options expire ten years from their date of grant or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment or, in the case of Mr. Marz, service as a member of the Board of Directors if later.
(4)
The exercise price of these stock option awards under the 2004 Stock Plan was set at the closing sales price of the Common Stock on the NASDAQ Global Market on the grant date.
(5)
In January 2016, Mr. Marz was named as the Company’s interim President and Chief Executive Officer. Due to the fact that the Company is searching for a permanent Chief Executive Officer, it was determined that Mr. Marz would not participate in the Company’s Fiscal 2016 Executive Short Term or Long Term Incentive Plan.
(6)
Seventy-five percent of these shares vested on August 31, 2016 and the remaining twenty-five percent vest on August 31, 2017.
(7)
Represents the full grant date fair value associated with restricted stock awards, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for those awards. There can be no assurance that the FASB ASC Topic 718 restricted stock award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016.
(8)
Seventy-five percent of these options vested on August 31, 2016 and the remaining twenty-five percent vest on August 31, 2017.
(9)
Represents the full grant date fair value associated with stock options awards, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the FASB ASC Topic 718 option award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016.
(10)
The grant date for these options was the first business day of the month following the month in which the grant was approved by the Management Development Committee.
(11)
Represents the full grant date fair value associated with restricted stock awards under our Fiscal 2016 Executive Long Term Incentive Plan, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for those awards. There can be no assurance that the FASB ASC Topic 718 stock award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016. As discussed under “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2016 – Long Term Equity Incentive Plan,” the stock awards are earned based on an individual’s achievement of performance goals during fiscal 2016. The full grant date fair value was determined assuming achievement of the performance goals was at target levels, which would result in application of a 100% scaled payout multiplier, and assuming the Management Development Committee applied a 100% discretionary multiplier. No restricted shares were awarded pursuant to the Fiscal 2016 Executive Long Term Incentive Plan.
(12)
The stock option award was approved on the same date the Board acted on Mr. Watza’ appointment. The grant date is the first business day of the month following the month in which Mr. Watza began his employment with the Company.
(13)
Mr. Armstrong’s employment with the Company terminated on January 26, 2016 as President and Chief Executive Officer.
(14)
Mr. Chung’s employment with the Company as Senior Vice President and Chief Technology Officer terminated on March 2, 2016.

Employment Agreements
None of our executive officers has an employment agreement with us, other than the agreements discussed under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at Fiscal Year-End
The following table provides information with respect to unexercised options and unearned shares held by the NEOs as of June 30, 2016.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

Name	Option Awards(1)				Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares That Have Not Vested ($)(4)
W. Richard Marz (6)	-	100,000(7)	6.41	2/2/2026	1,579(8)	7,390	-
	-	9,570(9)	7.78	12/1/2025	25,000(10)	117,000	-
	6,000	2,000(11)	5.83	12/3/2022	-	-	-
	8,000	-	6.14	9/1/2021	-	-	-
	50,000	-	8.81	2/1/2018	-	-	-
	8,000	-	11.78	9/4/2017	-	-	-
	8,000	-	8.00	9/1/2016	-	-	-
David L. Watza	-	30,000(12)	7.95	11/2/2025	-	-	-
	-	-	-	-	-	-	7,546	35,317
Jeffrey M. Armstrong (13)	-	-	-	-	-	-	22,304	104,383
Song Yop Chung (14)	-	-	-	-	-	-	8,493	39,747

(1)
The option award becomes immediately exercisable in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”
(2)
The restricted stock awards become immediately vested and risk of forfeiture and other restrictions lapse in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”
(3)
Except for options granted to Mr. Marz, options expire on the date indicated or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment. Options granted to Mr. Marz expire on the date indicated or, if earlier, one year after Mr. Marz’ death or permanent disability or three months after Mr. Marz’ termination of services as a member of the Board.
(4)
Market value was determined by multiplying the number of shares that have not vested by the closing market price of the Common Stock on June 30, 2016.
(5)
As discussed under “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2016 – Long Term Equity Incentive Plan,” the restricted stock awards under the Fiscal 2016 Executive Long Term Incentive Plan identified in the table above are based on the assumption that the Company would achieve at the target level for each of the two performance goals during fiscal 2016, which would result in application of a 100% scaled payout multiplier, assuming the Management Development Committee applied a 100% discretionary multiplier and using the closing price of our Common Stock as of September 1, 2016 of $6.46. Pursuant to the terms of the Fiscal 2016 Executive Long Term Incentive Plan, none of Messrs. Watza, Armstrong and Chung received any restricted stock awards under the 2004 Stock Plan.

(6)
In January 2016, Mr. Marz was named as the Company’s interim President and Chief Executive Officer.
(7)
Seventy-five percent of these options vest on August 31, 2016 and the remaining twenty-five percent vest on August 31, 2017.
(8)
One half of these shares will vest on each of November 11, 2016 and 2017 if the executive’s services as a member of the Board have not terminated on or prior to such date.
(9)
One third of these shares will vest on each of December 1, 2016, 2017 and 2018 if the executive’s services as a member of the Board have not terminated on or prior to such date.
(10)
Seventy-five percent of these shares vested on August 31, 2016 and the remaining twenty-five percent vest on August 31, 2017.
(11)
These shares will vest on December 3, 2016 if the executive’s services as a member of the Board have not terminated on or prior to such date.
(12)
One third of these shares will vest on each of November 2, 2016, 2017 and 2018 if the executive’s services or employment have not terminated on or prior to such date.
(13)
Mr. Armstrong terminated employment with the Company on January 26, 2016.
(14)
Mr. Chung terminated employment with the Company on March 2, 2016.

Option Exercises
The following table provides information with respect to options exercised by the NEOs, and restricted stock awards to the NEOs that vested, during fiscal 2016.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2016
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
W. Richard Marz	-	-	790	5,783
David L. Watza	-	-	-	-
Jeffrey M. Armstrong	-	-	6,367	49,663
Song Yop Chung	-	-	3,800	29,640

(1)
Calculated by multiplying the number of shares acquired upon exercise by the closing price of the Common Stock on the NASDAQ Global Market on the day preceding the exercise date less the exercise price of the option.
(2)
Calculated by multiplying the number of shares acquired upon vesting by the closing price of the Common Stock on the NASDAQ Global Market on the day preceding the vesting date.
Potential Payments Upon Termination or Change in Control
We have entered into a severance agreement with Mr. Watza. Under the terms of Mr. Watza’ severance agreement, in the event that we terminate his employment without “Cause” (provided such termination constitutes a “separation from service” under Code Section 409A), he will be paid an amount of cash severance equal to one-half his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had Mr. Watza been employed at the end of the applicable bonus period, and continuation of Company-provided health, welfare and automobile benefits for one-half of a year or, if earlier, his date of death. All severance payments and benefits will be paid or provided over the period during which we are required to provide the benefit.

Mr. Watza’ severance agreement also provides that, if the employment of Mr. Watza is terminated for any reason other than death, disability or Cause (provided such termination constitutes a “separation from service” under Code Section 409A), or he resigns for “Good Reason,” six months prior to or within two years after a “Change in Control,” in lieu of the severance described in the prior paragraph, Mr. Watza will be entitled to an amount of severance equal to one time his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health benefits for one year or, if earlier, his date of death, automobile benefits for one year or, if earlier, his date of death, other welfare benefits for one year and continued coverage under director and officer liability insurance policies for six years. Base salary and bonus severance payments and other benefits will be provided over the period during which we are required to provide the benefit. To the extent that any severance payments would not be exempt from Code Section 409A and Mr. Watza is determined to be a “specified employee” as defined under Code Section 409A, then such payments will be suspended for six months from the date of Mr. Watza’ termination of employment. Suspended payments will be paid in a lump-sum, plus interest at the prime rate, plus two percent, at the end of the suspension period. The special severance expires three years from the date of the severance agreement, except that such expiration date shall be extended for consecutive one year periods, unless, at least 180 days prior to the expiration date, we notify Mr. Watza in writing that we are not extending the term of these provisions.
Mr. Watza has entered into our standard executive agreement not to compete, restricting his right to compete with us for the longer of twelve months or the period in which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year restriction on soliciting our employees. We have the right to cease all further payments under Mr. Watza’ severance agreement in the event that he violates the executive non-competition agreement. Mr. Watza must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.
Payments under the severance agreements, when aggregated with any other “golden parachute” amounts (defined under Code Section 280G as compensation that becomes payable or accelerated due to a Change in Control) payable under this agreement or any of our other plans, agreements or policies, shall not exceed the golden parachute cap under Code Sections 280G and 4999.
Agreements relating to stock options granted and restricted stock awards under the 2004 Stock Plan to each of the executive officers named in the Summary Compensation Table, as well as stock options granted and restricted stock awards under the 2004 Stock Plan to our other officers, provide that such options become immediately exercisable and such restricted stock awards become immediately vested in the event of a Change in Control.
“Change in Control” for purposes of the severance agreements and the 2004 Stock Plan is generally defined as:
●
A merger of the Company in which the Company is not the survivor,
●
A share exchange transaction in which our shareholders own less than 50% of the stock of the survivor,
●
The sale or transfer of all or substantially all of our assets, or
●
Any person, or group of persons who agree to act together to acquire, hold, vote or dispose of the Common Stock, acquires more than 50% of the Common Stock.
To the extent the agreement or award under the 2004 Stock Plan is subject to Code Section 409A, the event shall not be considered a Change in Control unless it is also a change in ownership, effective control or in the ownership of a substantial portion of assets of the Company, within the meaning of Code Section 409A.
“Cause” is generally defined as the executive’s:
●
Personal dishonesty in connection with the performance of services for the Company,
●
Willful misconduct in connection with the performance of services for the Company,
●
Conviction for violation of any law involving (A) imprisonment that interferes with performance of duties or (B) moral turpitude,
●
Repeated and intentional failure to perform stated duties, after written notice is delivered identifying the failure, and it is not cured within 10 days,

●
Breach of a fiduciary duty to the Company,
●
Breach of executive agreement not to compete or employee proprietary information and inventions agreement, or
●
Prior to Change in Control, engaging in activities detrimental to interests of the Company that have a demonstrable adverse effect on the Company.
“Good Reason” is generally defined as the occurrence of any of the following events without the executive’s written consent, if the executive terminates employment within one year following the occurrence of such event:
●
Material diminution in the executive’s position, duties, responsibilities or status with the Company immediately prior to the Change in Control,
●
Material diminution in the executive’s base salary in effect immediately prior to the Change in Control which shall be a reduction in such base salary in effect immediately prior to the Change in Control which shall be a reduction in such base salary of five (5%) percent or more unless a greater reduction is required by Code Section 409A to constitute an “involuntary separation” from service,
●
Material required relocation of the executive’s principal place of employment which shall be a relocation of more than 50 miles from his or her place of employment prior to the Change in Control unless a relocation of a greater distance is required by Code Section 409A to constitute an “involuntary separation” from service, or
●
Breach of any provision in the severance agreements.
The payments and services to each NEO under the provisions of their severance agreements, stock option agreements and restricted stock agreements in the event of their termination of their employment with the Company and/or a Change in Control of the Company are estimated to aggregate the following amounts. The estimate assumes that the termination of employment and/or Change in Control occurred on June 30, 2016, except as otherwise noted.

  ESTIMATED AGGREGATE PAYMENTS UNDER SEVERANCE, STOCK OPTION
AND RESTRICTED STOCK AGREEMENTS UPON TERMINATION OF
EMPLOYMENT AND/OR CHANGE IN CONTROL

	Type of Payment Benefit	Prior to Change in Control		Following Change in Control
		Retirement, Voluntary Termination by NEO or For Cause Termination by Company	Involuntary Termination Without Cause By Company (1)	No Termination of Employment	Voluntary Termination by NEO, Without Good Reason, or For Cause Termination by Company	Voluntary Termination by NEO, For Good Reason, or Involuntary Termination By Company, Other Than For Cause(2)
W. Richard Marz (3)	Cash Payment	$ -	$ -	$ -	$ -	$ -
	Stock Options(4)	$ -	$ -	$ -	$ -	$ -
	Stock Awards(5)	$ -	$ -	$124,390	$124,390	$124,390
	Benefits	$ -	$ -	$ -	$ -	$ -
	Total	$ -	$ -	$124,390	$124,390	$124,390
David L. Watza	Cash Payment	$ -	$130,000	$ -	$ -	$338,000
	Stock Options(4)	$ -	$-	$ -	$ -	$ -
	Stock Awards(5)	$ -	$-	$ -	$ -	$48,750
	Benefits	$ -	$18,210	$ -	$ -	$36,420
	Total	$ -	$148,210	$ -	$ -	$423,170
Jeffrey M. Armstrong (6)	Cash Payment	$ -	$367,500	$ -	$ -	$ -
	Stock Options	$ -	$ -	$ -	$ -	$ -
	Stock Awards	$ -	$ -	$ -	$ -	$ -
	Benefits	$ -	$17,213	$ -	$ -	$ -
	Total	$ -	$384,713	$ -	$ -	$ -
Song Yop Chung (7)	Cash Payment	$ -	$ -	$ -	$ -	$ -
	Stock Options	$ -	$ -	$ -	$ -	$ -
	Stock Awards	$ -	$ -	$ -	$ -	$ -
	Benefits	$ -	$ -	$ -	$ -	$ -
	Total	$ -	$ -	$ -	$ -	$ -

(1)
In preparing the above estimates we assumed that the annual bonus was payable at the same level as the bonus was earned for fiscal 2016, valued the executive life insurance and automobile benefits at the actual cost incurred by the Company in fiscal 2016 for such benefits, and valued the health and welfare plan benefits, other than executive life insurance, at the cost of COBRA coverage for that employee as of June 30, 2016.
(2)
In preparing the above estimates we assumed that the executive would receive his or her full target bonus for the year of termination, valued the executive life insurance and automobile benefits at the actual cost incurred by the Company in fiscal 2016 for such benefits, and valued the health and welfare plan benefits, other than executive life insurance, at the cost of COBRA coverage for that employee as of June 30, 2016.
(3)
In January 2016, Mr. Marz was named as the Company’s interim President and Chief Executive Officer. Due to the fact that the Company is searching for a permanent Chief Executive Officer, it was determined that it was not necessary for the Company to enter into a severance agreement with Mr. Marz.
(4)
Calculated by multiplying the number of shares underlying unexercisable options the exercisability of which is accelerated, and the exercise price of which is less than such closing price, by $4.68, the closing price of the Common Stock on the NASDAQ Global Market on June 30, 2016, less the exercise price of such option. The exercise prices of the stock options held by the executive are in excess of the closing price of the Common Stock on June 30, 2016.

(5)
Calculated by multiplying the number of unearned shares of restricted stock the vesting of which is accelerated, by $4.68, the closing price of the Common Stock on the NASDAQ Global Market on June 30, 2016.
(6)
Mr. Armstrong resigned from the Company on January 26, 2016 as President and Chief Executive Officer. In connection with his resignation, he received continuation of payment of his annual base salary, continuation of Company-provided health, welfare and automobile benefits for twelve months.

(7)
Mr. Chung’s employment with the Company as Senior Vice President and Chief Technology Officer terminated on March 2, 2016. Mr. Chung was not eligible to receive any payments under a severance agreement nor acceleration of the vesting of any stock options or stock awards upon termination of his employment. Based on negotiations, on August 5, 2016, the Company paid Mr. Chung $45,000 to settle all claims made by Mr. Chung following the termination of his employment with the Company and release him from certain provisions of his executive non-compete agreement.

RELATED PARTY TRANSACTIONS
Although we do not have a written policy with regard to the approval of transactions between the Company and its executive officers and directors, such transactions are subject to the limitations on conflicts of interest contained in the Company’s Code of Ethics and are generally discouraged by the Company. To the extent any such transactions are proposed, they would be subject to approval by the Audit Committee of the Board of Directors in accordance with the Audit Committee’s charter, applicable law and the NASDAQ Marketplace Rules, which require that any such transactions required to be disclosed in our proxy statement be approved by a committee of independent directors of our Board of Directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee has adopted a policy regarding audit and non-audit services that may be provided by our independent registered public accounting firm. The policy sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be pre-approved. The policy provides that the Audit Committee will consider whether services to be performed by the independent registered public accounting firm are consistent with the SEC’s rules on auditor independence. In particular, the policy expressly names all services the independent registered public accounting firm may not perform and, in the case of other services, requires the Audit Committee to consider whether the independent registered public accounting firm is the best positioned to provide the most effective and efficient service.
The policy provides that the Audit Committee will review and pre-approve annually, and periodically thereafter as required, the services proposed to be provided by the independent registered public accounting firm in the categories of audit services, audit related services, tax services and all other services. In addition, the Audit Committee is to determine the appropriate ratio of audit, audit related and tax services to all other services. The Audit Committee has delegated to the chairman of the Audit Committee and, if he or she is unavailable, another member of the Audit Committee, authority to pre-approve audit and non-audit services proposed to be performed by the independent registered public accounting firm not previously approved by the Audit Committee. Under the policy, the Audit Committee is to be informed on a timely basis of services actually rendered by the independent registered public accounting firm, including those pre-approved by a member of the Audit Committee. The Chief Financial Officer of the Company is to immediately report to the Chairman of the Audit Committee any breach of the policy.
All of the services described below under audit fees, audit-related fees, tax fees and all other fees arising in fiscal 2016 and 2015 were approved by the Audit Committee pursuant to its pre-approval policies and procedures prior to the service being provided. None of the audit-related fees or tax fees described below arising in fiscal 2016 and 2015 were approved by the Audit Committee after the initiation of such services pursuant to an exemption from the SEC’s requirements relating to approval of these types of services by the Audit Committee prior to the provision of the service under Section 2.01(c)(7)(i)(C) of SEC Regulation S-X.

Fees Paid to Independent Registered Public Accounting Firm
Audit Fees. The aggregate fees and expenses billed by BDO for professional services rendered for the audit of our annual consolidated financial statements and internal controls over financial reporting, reviews of the quarterly consolidated financial statements included in our Forms 10-Q and audit services provided in connection with other regulatory filings were $466,437 in fiscal 2016 and $429,304 in fiscal 2015.
Audit-Related Fees. BDO did not render any audit-related services to the Company in fiscal 2016 or fiscal 2015.
Tax Fees. BDO did not render any tax related services to the Company in fiscal 2016 or 2015.
All Other Fees. BDO did not render any other services for the Company in fiscal 2016 or fiscal 2015.
The Audit Committee of the Board does not consider the provision of the services described above by BDO to be incompatible with the maintenance of BDO’s independence.
SHAREHOLDER PROPOSALS AND NOMINEES FOR 2017 ANNUAL MEETING
Shareholder Proposals
Shareholder proposals intended to be presented at the 2017 annual meeting which are eligible for inclusion in our proxy statement for that meeting under Rule 14a-8 promulgated under the Exchange Act, must be received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, MI 48170-2461, no later than June 1, 2017 in order to be considered for inclusion in our proxy statement relating to that meeting. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proposals be submitted by certified mail, return receipt requested.
Our Bylaws provide that, in order for shareholder proposals to be properly brought before the 2017 annual meeting, written notice of such proposal, along with the information required by Article I, Section 10 of our Bylaws, must be received by the Secretary of the Company at our principal executive offices no earlier than the close of business on August 12, 2017 and no later than September 11, 2017. If the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2016 annual meeting, the notice must be delivered not earlier than the close of business on the 90th day prior to the 2017 annual meeting and not later than the close of business on the 60th day prior to the 2017 annual meeting or, if later, the 10th day following the day on which a public announcement of the date of the 2017 annual meeting is first made by the Company.
We expect the persons named as proxies for the 2017 annual meeting to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal considered untimely at the 2017 annual meeting.
Only persons who are shareholders, both as of the giving of notice and the date of the shareholder meeting, and who are eligible to vote at the shareholder meeting are eligible to propose business to be brought before a shareholder meeting. The proposing shareholder (or his qualified representative) must attend the shareholder meeting in person and present the proposed business in order for the proposed business to be considered.
Shareholder Nominees
Shareholders desiring to recommend candidates for consideration and evaluation by the Nominating and Corporate Governance Committee for the 2017 annual meeting should submit such recommendations in writing to the Nominating and Corporate Governance Committee, c/o Assistant Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170-2461 no later than May 2, 2017. The recommendation should be accompanied by the following: (i) the name, address, e-mail address (if any), and telephone number of the shareholder, the number of shares of the Common Stock beneficially owned by the shareholder and proof of the shareholder’s beneficial ownership of the Common Stock by one of the means set forth in Rule 14a-8(b)(2) promulgated under the Exchange Act; (ii) the name, address, e-mail address (if any) and telephone number of the proposed nominee and the number of shares of the Common Stock beneficially owned by the nominee; (iii) a detailed description of the proposed nominee’s business, professional, public, academic, scientific or technological experience and other qualifications for Board membership, including the name and address of other businesses for which the proposed nominee has provided services, or for which he or she has served as a director, in the last five years, a description of the proposed nominee’s specific experience in such position and the proposed nominee’s academic achievements; (iv) a description of any potential conflicts between the interests of the Company and its shareholders and the proposed nominee; (v) a written agreement by the proposed nominee to serve as a member of the Company’s Board if nominated and elected; and (vi) a written representation by the shareholder and the proposed nominee that the proposed nominee is not an affiliate or affiliated party with respect to the shareholder. The Assistant Secretary will forward any recommendations to the Nominating and Corporate Governance Committee. The nominating shareholder and proposed nominee may be requested to provide additional information regarding the shareholder or the proposed nominee and to attend one or more interviews, in each case, as requested by the Board or Nominating and Corporate Governance Committee.

Shareholders proposing director nominees at the 2017 annual meeting of shareholders must provide written notice of such intention, along with the other information required by Article 1, Section 10 of our Bylaws, to the Secretary of the Company at our principal executive offices no earlier than the close of business on August 12, 2017 and no later than September 11, 2017. If the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2016 annual meeting, the notice must be delivered not earlier than the close of business on the 90th day prior to the 2017 annual meeting and not later than the close of business on the 60th day prior to the 2017 annual meeting or, if later, the 10th day following the day on which a public announcement of the date of the 2017 annual meeting is first made by the Company. Notwithstanding the foregoing, if the number of directors to be elected is increased and there is no public disclosure regarding such increase or naming all of the nominees for director at least 70 days prior to the first anniversary of the prior year’s annual meeting, then shareholder notice with regard to nomination of directors shall be considered timely if received by the Secretary of the Company no later than the 10th day following public disclosure of the increase in the number of directors to be elected. A proponent must also update the information provided in or with the notice at the times specified by our Bylaws. Nomination notices which do not contain the information required by our Bylaws or which are not delivered in compliance with the procedure set forth in our Bylaws will not be considered at the shareholder meeting.
Only persons who are shareholders both as of the giving of notice and the date of the shareholder meeting and who are eligible to vote at the shareholder meeting are eligible to nominate directors. The nominating shareholder (or his qualified representative) must attend the shareholder meeting in person and present the proposed nominee in order for the proposed nominee to be considered.
See “Corporate Governance – Board Leadership Structure and Board and Committee Information – Nominating and Corporate Governance Committee” for a description of the standards used by the Nominating and Corporate Governance Committee to evaluate candidates recommended by shareholders.
OTHER MATTERS
At the date of this Proxy Statement, the Board is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters requiring a shareholder vote properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment, to the extent permitted by law, on such matters.

PERCEPTRON, INC.
47827 HALYARD DRIVE
PLYMOUTH, MI 48170-2461
ATTN: ASSISTANT SECRETARY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13915-P82446

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PERCEPTRON, INC.

For All | **Withhold All** | **For All Except**

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) W. Richard Marz
02) John F. Bryant
03) C. Richard Neely, Jr.
04) Robert S. Oswald
05) James A. Ratigan
06) Terryll R. Smith
07) William C. Taylor

The Board of Directors recommends you vote FOR proposals 2 and 3. — **For Against Abstain**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2016 Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

E13916-P82446

PERCEPTRON, INC.
Annual Meeting of Shareholders
November 10, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints W. Richard Marz and David L. Watza, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PERCEPTRON, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Time, on Thursday, November 10, 2016, at Perceptron, Inc. Corporate Headquarters, 47827 Halyard Drive, Plymouth, MI 48170-2461 and any adjournment or postponement thereof. In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon all such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve or, for good cause, will not serve.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations.

Continued and to be signed on reverse side

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